SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a party other than the Registrant    ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Essex Property Trust, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

ESSEX PROPERTY TRUST, INC.
925 East Meadow Drive
Palo Alto, California 94303

April 5, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 annual meeting of stockholders of Essex Property Trust, Inc., a Maryland corporation (the “Company”), to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, 94025, on May 14, 2013, at 1:00 p.m., Pacific Daylight Time.

The attached notice of annual meeting and proxy statement describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully.

Please use this opportunity to take part in the Company’s affairs by voting on the business to be presented at the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card as promptly as possible. If you attend the meeting, you may vote in person, even if you have previously mailed your proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Michael J. Schall
Chief Executive Officer and President

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

ESSEX PROPERTY TRUST, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 14, 2013

The 2013 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, 94025, on May 14, 2013 at 1:00 p.m. Pacific Daylight Time, to consider and vote upon the following proposals:

1.           Election of the following three Class I directors of the Company to serve until the 2016 annual meeting, or the 2014 annual meeting of stockholders if Proposal No. 2 is approved and, in either case, until their successors are elected and qualified:  Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett.

2.           Amendment of our charter to eliminate classification of the board of directors and elect directors annually.

3.           Approval of the 2013 Stock Award and Incentive Compensation Plan.

4.           Approval of the 2013 Employee Stock Purchase Plan.

5.           Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

6.           An advisory vote on executive compensation.

7.           To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached and made a part of this notice.

The Board of Directors has fixed the close of business on February 28, 2013, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Michael J. Schall
Chief Executive Officer and President
Palo Alto, California
April 5, 2013

TABLE OF CONTENTS – PROXY STATEMENT

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

PROXY STATEMENT
2013 annual meeting of Stockholders
Tuesday, May 14, 2013

ESSEX PROPERTY TRUST, INC.
925 East Meadow Drive
Palo Alto, California 94303

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to the holders (the “Stockholders”) of the outstanding shares of Common Stock, $0.0001 par value (the “Common Stock”) of Essex Property Trust, Inc., a Maryland corporation (the “Company” or “Essex”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the accompanying form for use in voting at the 2013 annual meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 14, 2013 at 1:00 p.m., Pacific Daylight Time, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, 94025, and any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy card and 2012 Annual Report to Stockholders are first being mailed to Stockholders on or about April 5, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2013.

The proxy statement, form of proxy, and 2012 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/297178. Directions to the meeting location can be found at www.essexpropertytrust.com under “Investors’; Shareholder Services and Information-Annual Shareholders’ Meeting.”

Form of Proxy Card

A proxy card for use by Stockholders accompanies this Proxy Statement.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company, to the attention of Mr. Jordan E. Ritter, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to the Stockholders. The Company may conduct solicitation of proxies personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The presence at the Annual Meeting, either in person or by proxy, of Stockholders holding a majority of the shares of Common Stock outstanding on the Record Date (as defined below) will constitute a quorum for purposes of the Annual Meeting. The close of business on February 28, 2013 has been fixed as the record date (the “Record Date”) for determining the Stockholders entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal.  As of the Record Date, there were 37,990,836 shares of Common Stock outstanding.

Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The affirmative vote of a plurality of all the votes cast is required to elect directors under Proposal No. 1.  Accordingly, abstentions or broker non-votes will not affect Proposal No. 1, the election of the director candidates receiving the most votes.

Approval of Proposal No. 2 (amendment of our charter to eliminate classification of the board of directors and elect directors annually) requires the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.  For purposes of the votes on Proposal No. 2, abstentions and broker non-votes will have the same effect as a vote against such Proposal.

Please note that to accomplish the charter amendment to elect all directors annually, we need for record owners to return their proxy cards promptly, and beneficial owners to return voting instructions to their nominees promptly, so that at least two-thirds of the shares of Common Stock outstanding as of the Record Date are voted “FOR” Proposal No. 2.

Approval of Proposal No. 3 (approval of the 2013 Stock Award and Incentive Compensation Plan) requires the affirmative vote of a majority of all of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal.  For purposes of the vote on Proposal No. 3, abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of the votes entitled to be cast vote, in which event broker non-votes will not have any effect on the result of the vote.

Please note that to obtain approval of the 2013 Stock Award and Incentive Compensation Plan, we need for record owners to return their proxy cards promptly, and beneficial owners to return voting instructions to their nominees promptly, so that more than 50% of the shares of Common Stock outstanding as of the Record Date are cast on Proposal No. 3, and a majority of those votes cast are “FOR” Proposal No. 3.

Approval of each of Proposals No. 4 (approval of the 2013 Employee Stock Purchase Plan), No. 5 (ratification of KPMG LLP) and No. 6 (advisory vote on executive compensation) requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.  For purposes of the votes on Proposals No. 4, No. 5 and No. 6, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on such Proposals.

If your shares are held in the name of a broker, you will likely receive a voting instruction form from your broker.  Your broker will vote your shares as you indicate in a voting instruction form that you timely return to the broker.  If you do not timely return voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal No. 1 (the election of directors), Proposal No. 2 (amendment of our charter to eliminate classification of the board of directors and elect directors annually), Proposal No. 3 (approval of the 2013 Stock Award and Incentive Compensation Plan), Proposal No. 4 (approval of the 2013 Employee Stock Purchase Plan) or Proposal No. 6 (advisory vote on executive compensation).  However, your broker may in its discretion vote your shares on Proposal No. 5 (the ratification of KPMG LLP) if you do not timely return voting instructions on that proposal.

Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting.  The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given on a properly executed proxy card, dated and returned, in favor of Proposals No. 1, 2, 3, 4, 5 and 6.

The Company does not presently know of any other business which may come before the Annual Meeting.

Electronic Access to Proxy Materials, Annual Report and Voting Electronically Via the Internet

Stockholders who elected to receive the Proxy Statement and the annual report to stockholders (the “Annual Report”) over the Internet will be receiving an email on or about April 5, 2013 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Daylight Time, May 13, 2013.

If a stockholder’s shares are registered in the name of the brokerage firm and the stockholder has not elected to receive the Proxy Statements and Annual Report over the Internet, the stockholder may still be eligible to vote shares electronically over the Internet. Many brokerage firms participate in the online program of Broadridge Financial Solutions, Inc. (“Broadridge”), which provides eligible stockholders who receive a paper copy of the Proxy Statement and Annual Report the opportunity to vote via the Internet.  If a stockholder’s brokerage firm is participating in Broadridge’s program, a form from the broker will provide voting instructions.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies.  Stockholders of record wishing to receive future stockholder materials electronically can elect this option by following the instructions provided when voting over the Internet at www.ProxyVote.com. Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an email notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind the instructions.  Internet access does not have to be elected each year. Stockholders who elected to receive the Proxy Statement electronically over the Internet and who would now like to receive a paper copy of the Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy, should contact either their broker or the Company.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s investor relations department at (650) 494-3700 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of these documents for a Stockholder’s household in the future, Stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director, each director nominee, and each of the executive officers named in the Summary Compensation Table below and employed by the Company on the Record Date, and (iii) all directors and such executive officers as a group.

Beneficial ownership in the following table is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding and shares underlying Series Z-1 incentive units, which are currently non-forfeitable or are non-forfeitable within 60 days of the Record Date, are also deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise stated, the address of all directors and executive officers is c/o Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303.

Name	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding (2)	Percentage of Shares of Common Stock Outstanding and Operating Partnership Interests (3)
Incumbent Directors and Executive Officers
George M. Marcus (4)	1,592,279	4.1%	4.0%
Keith R. Guericke (5)	194,221	*	*
Michael J. Schall (6)	135,466	*	*
Michael T. Dance (7)	27,263	*	*
John D. Eudy (8)	45,353	*	*
Craig K. Zimmerman (9)	59,297	*	*
John F. Burkart (10)	19,038	*	*
David W. Brady (11)	12,546	*	*
Gary P. Martin (12)	19,914	*	*
Issie N. Rabinovitch (13)	33,276	*	*
Thomas E. Randlett (14)	20,224	*	*
Byron A. Scordelis (15)	4,333	*	*
Janice L. Sears (16)	1,718	*	*
Claude J. Zinngrabe, Jr. (17)	3,833	*	*
All incumbent directors and executive officers as a group (15 persons) (18)	2,196,527	5.5%	5.4%
5% or greater Stockholders

Name	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding (2)	Percentage of Shares of Common Stock Outstanding and Operating Partnership Interests (3)
The Vanguard Group, Inc. (19) 100 Vanguard Boulevard Malvern, PA 19355	4,169,658	11.0%	10.4%
Invesco Ltd. (20) 1555 Peachtree Street NE Atlanta, GA 30309	3,551,395	9.3%	8.8%
BlackRock, Inc. (21) 40 East 52nd Street New York, NY 10022	3,107,739	8.2%	7.7%
Cohen & Steers, Inc. (22) 280 Park Avenue, 10th Floor New York, NY 10017	2,199,967	5.8%	5.5%

*	Less than 1%

(1)
Mr. Marcus, certain officers and directors of the Company and certain other entities and investors own limited partnership interests in Essex Portfolio, L.P., a California limited partnership (the “operating partnership”), which presently aggregate to approximately a 5.5% limited partnership interest. The Company presently has approximately 94.5% general partnership interest in the operating partnership. The limited partners of the operating partnership share with the Company, as general partner, in the net income or loss and any distributions of the operating partnership. Pursuant to the partnership agreement of the operating partnership, limited partnership interests can be exchanged into shares of the Company’s Common Stock.

(2)
With respect to shares of Common Stock, assumes the exchange of the limited partnership interests in the operating partnership and in other partnerships held by such person, if any, into shares of the Company’s Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests or vested options held by other persons are exchanged or converted into shares of the Company’s Common Stock and is based on 37,990,836 shares of the Company’s Common Stock outstanding as of the Record Date.

(3)
Assumes exchange of all outstanding limited partnership interests (including non-forfeitable Series Z-1 incentive units) in the operating partnership for shares of the Company’s Common Stock, which would result in an additional 2,152,261 outstanding shares of Common Stock. Assumes that none of the interests in partnerships (such as DownREITs), other than the operating partnership, held by other persons are exchanged into shares of Common Stock, and that none of the vested stock options held by other persons are converted into shares of Common Stock.

(4)
Includes 960,154 shares of Common Stock that may be issued upon the exchange of all of Mr. Marcus’ limited partnership interests in the operating partnership and in certain other partnerships and 301,494 shares and 15,941 shares of Common Stock that may be issued upon the exchange of all the limited partnership interests in the operating partnership held by The Marcus & Millichap Company (“TMMC”) and Essex Portfolio Management Company (“EPMC”), respectively. Also includes 155,000 shares of Common Stock held by TMMC, 26,676 shares of Common Stock held in The Marcus & Millichap Company 401(k) Plan (the “TMMC 401(k) Plan”) and 4,000 shares of Common Stock held by Mr. Marcus’ children. Mr. Marcus is a principal stockholder of each of TMMC and EPMC and may be deemed to own beneficially, and to share the voting and dispositive power of 472,435 shares of Common Stock (including shares issuable upon exchange of limited partnership interests). Mr. Marcus disclaims beneficial ownership of (i) all shares, and limited partnership interests held by TMMC, and (ii) 6,376 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC. As of the Record Date, Mr. Marcus had pledged to a commercial bank 875,722 units of limited partnership interests in the operating partnership.

(5)
Includes 112,583 shares of Common Stock that may be issued upon the exchange of all of Mr. Guericke’s limited partnership interests in the operating partnership. Also includes 7,684 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the “Essex 401(k) Plan”), and 8,888 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units.  Excludes 1,568 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units.  Includes 4,000 shares of Common Stock subject to options that are exercisable within 60 days of Record Date.

(6)
Includes 70,667 shares of Common Stock that may be issued upon the exchange of all of Mr. Schall’s limited partnership interests in the operating partnership.  Also includes 3,560 shares of Common Stock held in the Essex 401(k) Plan, 11,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 14,388 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units. Further includes 860 shares of Common Stock held by Mr. Schall’s three children. Excludes 12,524 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units. The aforementioned shares and limited partnership interests in the operating partnership, except for the shares held by Mr. Schall’s adult children and for his benefit in the Essex 401(k) plan, are held in a revocable trust in which Mr. Schall and Ann Schall act as co-trustees. Mr. Schall disclaims beneficial ownership for 35,333 shares that may be issued upon the exchange of limited partnership interests in the operating partnership; 7,194 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units; and 17,246 shares of Common Stock.

(7)
Includes 2,250 shares of Common Stock that may be issued upon the exchange of all of Mr. Dance’s limited partnership interests in the operating partnership. Also includes 5,450 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 5,045 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units.  Excludes 7,955 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units.

(8)
Includes 23,792 shares of Common Stock that may be issued upon the exchange of all of Mr. Eudy’s limited partnership interests in the operating partnership. Also includes 1,585 shares of Common Stock held in the Essex 401(k) Plan, 5,450 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 12,156 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units. Excludes 9,210 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units.

(9)
Includes 38,911 shares of Common Stock that may be issued upon the exchange of all of Mr. Zimmerman’s limited partnership interests in the operating partnership and certain other partnerships. Also includes 2,780 shares of Common Stock held in the Essex 401(k) Plan, 5,450 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 12,156 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units.  Excludes 9,210 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units.

(10)
Includes 4,569 shares of Common Stock that may be issued upon the exchange of all of Mr. Burkart’s limited partnership interests in the operating partnership. Also includes 3,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 11,459 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units.  Excludes 10,884 shares of Common Stock issuable upon satisfying certain requirements of the Series Z-1 incentive units.

(11)	Includes 9,676 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(12)	Includes 14,914 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(13)	Includes 14,914 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(14)
Includes 10,664 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and excludes 341 shares of Common Stock owned by Mr. Randlett’s wife as to which Mr. Randlett disclaims beneficial ownership.

(15)	Includes 3,833 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(16)	Includes 1,333 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(17)	Includes 3,833 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(18)
Includes 1,687,958 shares of common stock that may be issued upon the exchange of all of the executive officers’ and directors’ limited partnership interests in the operating partnership and certain other partnerships and 97,017 shares of common stock subject to options that are exercisable within 60 days of the Record Date.  Also, includes 71,337 shares that may be issued in exchange for non-forfeitable Series Z-1 incentive units. Excludes 59,289 shares of common stock issuable upon satisfying the requirements of the Series Z-1 incentive units.

(19)
As reported on a Schedule 13G/A filed February 13, 2013, The Vanguard Group, Inc. stated that it has sole voting power over 82,175 shares, shared voting power over 28,200 shares, sole dispositive power over 4,108,270 shares and shared dispositive power over 61,388 shares.  Vanguard also informed us that these shares include the shares separately reported on a Schedule 13G/A filed February 15, 2013, by Vanguard Specialized Fund – Vanguard REIT Index Fund, stating that it has sole voting power over 2,410,531 shares.

(20)
As reported on a Schedule 13G/A filed February 1, 2013, Invesco Ltd. stated that it has sole voting power over 2,126,445 shares, shared voting power over 25,994 shares, sole dispositive power over 3,532,613 shares, and shared dispositive power over 18,782 shares.

(21)	As reported on a Schedule 13G/A filed February 1, 2013, BlackRock, Inc. stated that it has sole voting and dispositive power over 3,107,739 shares.

(22)
As reported on a Schedule 13G/A filed March 4, 2013, Cohen & Steers, Inc. reported sole voting power over 1,442,040 shares and sole dispositive power over 2,199,967 shares; Cohen & Steers Capital Management, Inc. reported sole voting power over 1,442,040 shares and sole dispositive power over 2,190,060 shares; and Cohen & Steers Europe S.A. reported sole dispositive power over 9,907 shares.

*  *  *

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s charter divides the Company’s directors into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has the following ten directors: Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett, who are classified as Class I directors; David W. Brady, Byron A. Scordelis, Janice L. Sears, and Claude J. Zinngrabe, Jr., who are classified as Class II directors; and George M. Marcus, Gary P. Martin, and Michael J. Schall, who are classified as Class III directors. The terms of each of the current Class I, Class II and Class III directors expire at the annual meetings of stockholders to be held in 2013, 2014 and 2015, respectively, and upon such director’s respective successor being elected and qualified or until any such director’s earlier resignation or removal.

At the 2013 annual meeting of stockholders, three Class I directors will be elected.  Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett are each nominated for election as Class I directors to serve until the annual meeting of stockholders in 2016 and until their successors are duly elected and qualify.  Each of the nominees is currently a director of the Company.  Each of the nominees has consented, if elected as a director of the Company, to serve until his or her term expires.

As more fully set forth in Proposal No. 2 below, the amendment of our charter to eliminate classification of the board of directors and elect directors annually has been declared advisable by the unanimous vote of the Board.  The Board is recommending that our stockholders approve the amendment.

If Proposal No. 2 is approved by our stockholders, we will file articles of amendment and restatement to our charter with the State Department of Assessments and Taxation of Maryland as soon as practicable after the 2013 annual meeting.  Each director who was elected at the 2012 annual meeting to serve until the 2015 annual meeting and each nominee for director at this annual meeting (whose terms would otherwise expire at the 2016 annual meeting) has agreed to resign effective at the 2014 annual meeting of stockholders, contingent on approval of Proposal No. 2 by our stockholders.  Hence, beginning with the 2014 annual meeting of stockholders, each of our directors will serve a one-year term rather than a three-year term.

If Proposal No. 2 is not approved, the Class I directors will serve until the annual meeting of stockholders to be held in 2016.

In each case, a director will hold office until the director’s successor is elected and qualified or until such director’s earlier resignation or removal.

The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the board of directors, or the board of directors, on the recommendation of the nominating and corporate governance committee, may reduce the size of the board and the number of nominees.

Certain information about Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett as the Class I director nominees is furnished below.

Keith R. Guericke, Director and Vice Chairman of the Board, held the position of President and Chief Executive Officer of the Company from 1988 through 2010.  Effective January 1, 2011, Mr. Guericke retired from his position as an executive officer, and he remains a director of the Company and will continue to provide additional services as a part-time employee.  Mr. Guericke joined the Company’s predecessor, Essex Property Corporation, in 1977 to focus on investment strategies and portfolio expansion. Mr. Guericke prepared the Company for its IPO in 1994, and has since significantly increased the Company’s multifamily portfolio in supply-constrained markets along the West Coast. Mr. Guericke is a member of National Association of Real Estate Investment Trusts (“NAREIT”), the National Multi Housing Council, and several local apartment industry groups. Prior to joining Essex, Mr. Guericke began his career with Kenneth Leventhal & Company, a CPA firm noted for its real estate expertise. Mr. Guericke received his Bachelor of Science degree in Accounting from Southern Oregon College in 1971. The Board selected Mr. Guericke to serve as a director because he served the Company for over 33 years and was its principal executive officer from 1988 to 2010, and he has expansive knowledge of the real estate industry and strong relationships with many executives and other senior management at real estate companies throughout the United States.

Issie N. Rabinovitch, Director, is a partner at Cheyenne Capital, a venture capital firm. He was the Chief Executive Officer of Mainsail Networks, a telecommunications company in 2000 and 2001. Prior to joining Cheyenne Capital, Mr. Rabinovitch served from 1991 to 1994 as President and Chief Executive Officer of Micro Power Systems, Inc., a company engaged in the designing, manufacturing and marketing of multiple semiconductor products. From 1985 to 1991, Mr. Rabinovitch was President of Berkeley International Capital Corporation, a venture capital firm. From 1983 to 1985, Mr. Rabinovitch was President of Crowntek Software International, a software development and distribution company. Before joining Crowntek, he was employed by the Xerox Corporation in various management roles. Mr. Rabinovitch received a Bachelor of Science degree from McGill University in 1967 and a Master’s of Business Administration degree from Harvard University in 1970. The Board selected Mr. Rabinovitch to serve as a director because he brings valuable financial expertise, including extensive knowledge of capital markets transactions and investments in both public and private companies.

Thomas E. Randlett, Director, is a certified public accountant and was a testifying expert and director at LECG, Inc. from 1992 to 2010. Mr. Randlett’s professional specialties include the real estate and construction, financial institutions and transportation industries.  Prior to joining LECG, Mr. Randlett was a managing partner and senior real estate specialist for KPMG in Northern California, where he had been employed since 1966, and then a consultant at the New York branch of Midland Bank from 1989 to 1990.  He served on the board of directors of Greater Bay Bancorp, a publicly held financial institution, from 2005 until the company was sold in 2007.  He is a former member of the Policy Advisory Board, School of Real Estate and Urban Economics, University of California at Berkeley and a current member of the American Institute of Certified Public Accountants (“AICPA”), NAREIT, and California Society of Certified Public Accountants (“CSCPA”). He received a Bachelor of Arts degree from Princeton University in 1966.  The Board selected Mr. Randlett to serve as a director because of his 23 years of experience as an auditor of public and private construction and real estate companies, including audits of REITs, as well as his consulting experience, which includes interaction with the Resolution Trust Corporation and the Department of Justice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE STOCKHOLDERS VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

*  *  *

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of the Record Date with respect to the incumbent directors and executive officers, including their ages.

Name and Position	Age	First Elected	Term Expires
George M. Marcus Chairman of the Board	71	1994	2015
Keith R. Guericke Vice Chairman of the Board	64	1994	2013
Michael J. Schall Director, Chief Executive Officer and President	55	1994	2015
Michael T. Dance Executive Vice President and Chief Financial Officer	56	—	—
John D. Eudy Executive Vice President-Development	58	—	—
Craig K. Zimmerman Executive Vice President-Acquisitions	62	—	—
John F. Burkart Executive Vice President-Asset Management	49	—	—
Erik J. Alexander Senior Vice President-Property Operations	45	—	—
David W. Brady Director	72	1994	2014
Gary P. Martin Director	65	1994	2015
Issie N. Rabinovitch Director	67	1994	2013
Thomas E. Randlett Director	70	1994	2013
Byron A. Scordelis Director	63	2011	2014
Janice L. Sears Director	52	2011	2014
Claude J. Zinngrabe, Jr. Director	67	2011	2014

Biographical information concerning the Class I director nominees is set forth above under the caption “Proposal No. 1 Election of Directors.”  Biographical information concerning other directors of the Company and the executive officers of the Company (some of whom are also directors) is set forth below.

George M. Marcus is the founder and has been the Chairman of Essex Property Corporation (the predecessor to Essex Property Trust, Inc.) and The Marcus & Millichap Company since their inception in 1971. The Marcus & Millichap Company is the parent company of a diversified group of real estate service, investment and development firms. Mr. Marcus was one of the original founders of Greater Bay Bancorp, a publicly held financial institution, which was acquired by Wells Fargo in 2007.  Included among Mr. Marcus’ professional memberships are the Regent Emeritus of the University of California, the Real Estate Roundtable, the Policy Advisory Board of the University of California at Berkeley — Center for Real Estate and Urban Economics, as well as numerous other professional and community organizations. He graduated with a Bachelor of Science degree in Economics from San Francisco State University. He was honored as Alumnus of the Millennium in 1999. Mr. Marcus is also a graduate of the Harvard Business School of Owners / Presidents Management Program and the Georgetown University Leadership Program. The Board selected Mr. Marcus to serve as a director because he is the founder of the Company, he brings outstanding leadership and vision to the Company, he has extensive knowledge of the Company, and over 35 years of experience working in the real estate industry.

Michael J. Schall, Director, is the President and Chief Executive Officer of the Company, having been promoted to that position by the Board of Directors effective January 1, 2011.  He previously served as the Senior Executive Vice President and Chief Operating Officer for the Company from 2005 to 2010, during which years he was responsible for the strategic planning and management of the Company’s property operations, redevelopment and co-investment programs.  From 1993 to 2005, Mr. Schall was the Company’s Chief Financial Officer, responsible for the organization’s financial and administrative matters. He joined The Marcus & Millichap Company in 1986. He was also the Chief Financial Officer of the Company’s predecessor, Essex Property Corporation. From 1982 to 1986, Mr. Schall was the Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Young (then known as Ernst & Whinney), where he specialized in the real estate and financial services industries. Mr. Schall received a B.S. from the University of San Francisco. Mr. Schall currently serves as a member of the Board of Trustees of Pebblebrook Hotel Trust, Inc. Mr. Schall is a Certified Public Accountant (inactive) and is a member of NAREIT, the National Multi Housing Council, the AICPA, and the Board of Governors of NAREIT. The Board selected Mr. Schall to serve as a director because he was a principal officer of the Company when initially selected as a director, he has extensive knowledge of the financial and operating matters of the Company, and he has strong relationships with many executives and senior management at real estate companies throughout the United States.

Michael T. Dance, has been the Company’s Executive Vice President and Chief Financial Officer since February 2005. From September 2002 to February 2005, Mr. Dance provided accounting research, consulting, and litigation support services, while teaching as an adjunct Professor for the University of California at Berkeley, HAAS School of Business. Mr. Dance began his career at Peat, Marwick, Mitchell & Co in 1978. From 1990 to 2002, he was a partner with KPMG LLP, where he worked with clients in the real estate, construction, health care and technology industries. He received a Bachelor of Arts degree in Economics from California State University, East Bay in 1978. Mr. Dance is a CPA (inactive).

John D. Eudy is responsible for development activities, from the point of acquisition through construction and stabilization. Mr. Eudy joined the Company’s predecessor, Essex Property Corporation, in 1985. While at the Company, Mr. Eudy has been responsible for numerous activities including arranging of financing, due diligence, asset management and asset disposition. Prior to joining the Company, Mr. Eudy was a Vice President in the Commercial Real Estate Investment Group of Crocker National Bank from 1980 to 1985 and Home Federal Savings from 1977 to 1980.  He received a Bachelor of Science degree in Finance from San Diego State University in 1977 and is a graduate of the University of Southern California’s Management Leadership School. Mr. Eudy is a member of the Urban Land Institute (“ULI”) and NAREIT.

Craig K. Zimmerman is responsible for acquisition activities. Mr. Zimmerman joined the Company’s predecessor, Essex Property Corporation, in 1984 and was primarily responsible for the acquisition of multifamily residential properties. Prior to joining the Company, Mr. Zimmerman was the Vice President of Acquisitions with Prometheus Development Company, a national real estate developer and a principal in Zimmerman Properties. From 1975 through 1978, Mr. Zimmerman worked as a real estate acquisitions specialist for American Equities Corporation. He received a Bachelor of Arts degree in Rhetoric from the University of California at Berkeley in 1974.

John F. Burkart is responsible for the Company’s asset management activities, including evaluation of existing investments, renovation, disposition, capital improvements, due diligence, economic research, and the Company’s institutional co-investment program. Mr. Burkart was responsible for supervising property management activity in the Northern Division as well as the creation and management of the institutional co-investments. Mr. Burkart joined Essex in 1996 and was responsible for various finance duties including identifying potential sources of financing and negotiating joint venture and debt financing transactions. From 1993 to 1996, Mr. Burkart was a real estate finance consultant for various companies. From 1987 to 1993 Mr. Burkart was a Vice President at Pacific States Management Company, responsible for the property management and accounting departments, along with other corporate duties. Mr. Burkart received a Bachelor of Science degree in Finance from San Jose State University in 1987 and a MBA degree in Real Estate from Golden Gate University in 1993.

Erik J. Alexander is responsible for property operations of the Company.  Mr. Alexander joined the Company in 1997 as a Regional Portfolio Manager and later served as the Director of Redevelopment. Prior to joining the Company, Mr. Alexander served as the Director of Operations for Century West Properties, a Santa Monica based apartment developer and operator. Mr. Alexander also held a position as a real estate consultant with The Meyers Group providing pricing strategies, demand analysis and feasibility studies to new home developers and lenders in Southern California. Mr. Alexander received his Bachelor of Science degree in Business Administration with a Certificate of Real Property Development and Management from the University of Southern California in 1990.

David W. Brady, Director, holds the Bowen H. and Janice Arthur McCoy endowed chair at Stanford University Graduate School of Business and is a professor of political science in Stanford University School of Humanities and Sciences since 1988. Dr. Brady served as an associate Dean for academic affairs at the Graduate School of Business from 1996 until 2000, and continues to teach corporate ethics in both MBA and executive education.  He is a Deputy Director at the Hoover Institution and senior fellow by courtesy at the Institute for International Studies. He was a member of the advisory council for the Kansai Silicon Valley Venture Forum in Japan.  The Board selected Mr. Brady to serve as a director because of his many years of experience as a professor of political science and business, which has enabled him to assist the full board in understanding corporate governance and ethics issues, and he is familiar with a full range of corporate and board functions.

Gary P. Martin, Director, is a private investor, and a member of the Board of Directors of LeoNovos, a public company on the Toronto Exchange and Chairman of the Audit Committee. He was the Vice President and Chief Financial Officer of Mobile Smart, a semiconductor company serving the automotive industry for the period from September 2000 to July 2002. From April 1998 to August 2000, he served as Vice President and Chief Financial Officer of Halo Data Devices, a supplier of data storage products for the disk drive market. Mr. Martin served from August 1995 to January 1998 as Vice President of Finance and Chief Financial Officer of 3Dfx Interactive, Inc. From September 1993 to July 1995, he served as Vice President of Finance and the Chief Financial Officer for MiniStor Peripherals Corporation, a supplier of data storage products for the mobile computer market.  From 1985 to 1993, he was Senior Vice President of Finance and Administration for Chips and Technologies, Inc., where he also developed joint business ventures within the Soviet Union.  From 1983 to 1984, Mr. Martin was Vice President of Finance and Chief Financial Officer for Starstruck, Inc., a company involved in space development through private enterprise. Mr. Martin was one of the earliest employees at Apple Computer, Inc., where he held both corporate and European controller positions during the period from 1977 to 1983. From 1971 to 1977, he worked for Aero Air Freight and National Semiconductor. He received a Bachelor of Science degree in Accounting from San Jose State University in 1971. The Board selected Mr. Martin to serve as a director because he has years of experience serving on both public and private boards and committees, he has served as a Chief Financial Officer for a variety of companies, and he has an extensive understanding of internal and external financial reporting of public companies.

Byron A. Scordelis, Director, served as the President and Chief Executive Officer of Greater Bay Bancorp and as a member of the Board of Directors of Greater Bay Bancorp and its wholly-owned subsidiary, Greater Bay Bank N.A. from January 1, 2004 until its sale in October 1, 2007. Mr. Scordelis served as the Chief Operating Officer and President of the Greater Bay Banking Group which was comprised of the company’s banking subsidiaries as well as its business and technology operations, trust services and human resources activities. Mr. Scordelis has previously served as an Executive Vice President with Wells Fargo Bank where he was named President of the San Francisco Bay Area Region and was responsible for the management and performance of 235 financial service offices in the San Francisco Bay area. He joined Wells Fargo in 1998 as an Executive Vice President responsible for its retail banking activities in seven western states, and was appointed as a co-chair of its integration task force following the bank’s merger with Norwest. From 1974 to 1998, Mr. Scordelis was President and Chief Executive Officer of Eureka Bank and also served as Senior Vice President and head of Bank of America’s San Francisco Bay Area region, and was responsible for corporate finance, corporate strategic planning, merger integration, and other staff and managerial areas. Mr. Scordelis is a Phi Beta Kappa graduate of the University of California at Berkeley where he earned bachelor’s degrees in economics and natural resource studies in 1972. He received a Master of Business Administration from Stanford University in 1974. Mr. Scordelis currently serves on the Board of Regents at Santa Clara University where he is also a member of its Audit Committee as well as on the Advisory Board of the Markkula Center for Applied Ethics. He is also a member of the Board of EHC Lifebuilders, a non-profit organization, and also serves on the Advisory Board of the Palo Alto Medical Foundation. The Board selected Mr. Scordelis to serve as a director because of his many years of experience as a Chief Executive Officer and a board member of a publicly-traded financial service company.

Janice L. Sears, Director, serves as a Board Member, Chair of the Compensation Committee and member of the Governance and Investment Committees of The Swig Company, a corporate owner of office properties nationwide. Previously, Ms. Sears held the position of Managing Director, Western Region Head in the Real Estate, Gaming & Lodging Investment Banking Group at Banc of America Securities. She was concurrently the San Francisco Market President for Bank of America. As Market President, Ms. Sears managed a senior leadership team, deepening relationships with the nonprofit community, local government and worked to build awareness of the Bank of America brand. Prior to 1999, Ms. Sears was Head of Client Management for Bank of America’s Commercial Real Estate Group in California, where she oversaw client relationships with REIT’s, homebuilders and opportunity funds.  Prior to 1988, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp in New York. Ms. Sears earned a B.S. in both Economics and Marketing from the University of Delaware.  Her professional activities have included NAREIT and ULI.  Ms. Sears is the Past President and Past Treasurer of the San Francisco Chapter of the National Charity League and most recently sat on the boards of the San Francisco Chamber of Commerce, the San Francisco Economic Development Council and Leadership San Francisco. She acts as an advisor to the Audit Committee of the San Francisco Art Institute. Ms. Sears has been named one of the ‘100 Most Powerful Women in Business’ in San Francisco. The Board selected Ms. Sears to serve as a director because of her knowledge of capital markets and extensive experience working in the commercial real estate and REIT industry.

Claude J. Zinngrabe, Jr., Director, is co-founder and a Managing Partner of Fremont Realty Capital, the real estate merchant banking arm of the Fremont Group, a San Francisco-based, private-investment firm of the Bechtel family. The firm focuses on opportunistic and value-added real estate investments, both domestically and abroad. Prior to 1996, Mr. Zinngrabe was Chairman and CEO of Prudential Real Estate Investors, the institutional real estate investment arm of Prudential Financial, Inc.  From 1992 to 1994, Mr. Zinngrabe served as President of Prudential Institutional Investors and was responsible for strategic planning in Latin America and Eastern Europe. Concurrently, he founded and held the title of Chairman and CEO of Prudential Homebuilding Investors, a real estate investment management firm specializing in homebuilding investments. From 1972 to 1992, Mr. Zinngrabe held a number of investment professional and management positions within Prudential’s mortgage lending, property investment and asset management businesses. Mr. Zinngrabe is a member of ULI where he has served as a trustee and Executive Committee member. He is also a member of the Pension Real Estate Association and the National Association of Real Estate Investment Managers.  Previously, Mr. Zinngrabe has served as a pro-bono ULI real estate advisor to the U.S. Department of Defense, National Institutes of Health and the Government of Bermuda. Mr. Zinngrabe received a Bachelor of Science Degree in History from Xavier University in 1968 followed by a Master of Arts in History in 1970 and Master of Business Administration degree in 1977 from Cleveland State University. Mr. Zinngrabe also completed the Advanced Management Program at Harvard Business School in 1989. Mr. Zinngrabe is a Governance Fellow of the National Association of Corporate Directors. The Board selected Mr. Zinngrabe to serve as a director because of his extensive experience in the real estate investment management business and his knowledge of the real estate industry.

BOARD AND CORPORATE GOVERNANCE MATTERS

Meetings of the Board of Directors

During 2012, the Board held six meetings. Each director attended (whether in person, telephonically or by written consent) at least 75% of the total number of the meetings of the Board and meetings of each committee of the Board on which he or she served. In 2012, the Board had five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Pricing Committee.

The current members of the committees are identified in the following table:

Director	Executive	Audit	Compensation	Nominating/ Corporate Governance	Pricing
David W. Brady		X	X
Keith R. Guericke	X				Chair
George M. Marcus	Chair
Gary P. Martin			Chair
Issie N. Rabinovitch				Chair
Thomas E. Randlett	X	Chair

Director	Executive	Audit	Compensation	Nominating/ Corporate Governance	Pricing
Byron A. Scordelis			X	X
Janice L. Sears		X			X
Claude J. Zinngrabe, Jr.				X
Michael J. Schall	X				X

Annual Meeting of Stockholders

The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. All of the Company’s ten directors attended the 2012 annual meeting of stockholders.

Committees of the Board of Directors

The Executive Committee has such authority as is delegated by the Board, including the authority to execute certain contracts and agreements with unaffiliated parties, except that the Executive Committee does not have the power to declare dividends or other distributions on stock, elect directors, issue stock other than in certain limited circumstances, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. The Executive Committee met three times during 2012.

The Audit Committee recommends the appointment of an independent registered public accounting firm to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports and takes such action as may be deemed appropriate with respect to such audit reports. The Audit Committee also monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls over financial reporting, and it reviews any allegations of wrongdoing that involve Company personnel. The Audit Committee operates under a written charter, which can be viewed at the Company’s website on www.essexpropertytrust.com.  The Board of Directors has determined that all Audit Committee members have no financial or personal ties to the Company (other than the director compensation and equity ownership as described in this proxy statement) and meet the New York Stock Exchange standard for independence. In addition, the Board of Directors has determined that all members of the Audit Committee are financially literate. The Board of Directors has limited the number of audit committees of public companies on which a current member of the Company’s Audit Committee can simultaneously serve to three committees. The Audit Committee met eight times during 2012.

The Board of Directors has also determined that Thomas E. Randlett is the “audit committee financial expert” as defined by the SEC’s Regulation S-K Item 407(d).

The Compensation Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers, reviews and approves the level of compensation of the Chief Executive Officer and other executive officers of the Company, reviews and advises the Board concerning the performance of the Chief Executive Officer and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee also administers the 2004 Stock Incentive Plan and our long-term incentive program.

The Compensation Committee operates under a written charter which can be viewed at www.essexpropertytrust.com. All members of the Compensation Committee are independent directors within the meaning of the currently effective rules of the New York Stock Exchange. The Compensation Committee met four times during 2012.  In early 2013, the New York Stock Exchange amended the listing standards concerning compensation committees to require additional provisions in the charter by July 1, 2013, and revised independence standards that will be effective for committee members as of the expected date of our annual meeting in 2014.  We expect to amend the committee charter and post the amended charter on our web site prior to July 1, 2013, principally to add a requirement to the effect that the committee may select a compensation consultant, legal counsel or other adviser to the compensation committee only after taking into consideration all factors relevant to that person’s independence from management, including six factors enumerated in the listing rule (the existing charter otherwise satisfies the new requirements).

The Board has delegated authority to the Chief Executive Officer (the “CEO”) to grant stock options and restricted stock under the 2004 Stock Incentive Plan to Company employees (other than executive officers) in accordance with guidelines as to the number of options and or restricted stock to be granted to particular categories of employees. The CEO is to report all stock options and restricted stock, made pursuant to this delegation, to the Board’s Compensation Committee.

The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Committee with its responsibilities related to the Company’s executive compensation programs beginning in 2012.  Additional information concerning Mercer and its services is set forth under “Executive Compensation – Compensation Discussion and Analysis.”

The Nominating and Corporate Governance Committee (the “Nominating Committee”) assists the Board of Directors in selecting nominees for election to the Board and monitors the composition of the Board. The Board of Directors has determined that all members of the Nominating Committee meet the independence requirements of the rules and regulations of the New York Stock Exchange. The Nominating Committee met five times during 2012.

The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate, given the historical absence of stockholder proposals, among other considerations. The Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to Jordan E. Ritter, Corporate Secretary, Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. The Nominating Committee evaluates nominees for directors using the criteria described below and it will use the same criteria when evaluating a nominee recommended by a Stockholder.

The Nominating Committee does not have a formal policy regarding considering diversity in identifying nominees for directors. In the past, when new directors have been added to the Board, the Board or the Nominating Committee has generally sought to select nominees with business specializations, technical skills or other qualities that differed from that of the existing directors and, as a result, the current directors on the Board have a diverse range of backgrounds and occupations, including real estate, financial services, accounting and finance, venture capital, investment banking and academia.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website on www.essexpropertytrust.com.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s real estate experience, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

The Nominating Committee further reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company.

The Pricing Committee reviews and approves the terms at which the Company’s securities will be offered to the public in public offerings of the Company’s securities. The Pricing Committee met once during 2012.

Presiding Independent Director; Board Leadership Structure and Role in Risk Management

The Board has designated, in accordance with New York Stock Exchange corporate governance listing standards, George M. Marcus as the presiding independent director. The Company’s non-management directors meet at regularly scheduled executive sessions, without management, at which Mr. Marcus presides.

The offices of the Chairman and the Chief Executive Officer of the Company are held by different individuals. The Chairman is Mr. Marcus, who is a founder of the Company and has a significant ownership interest.  The principal executive officer is Mr. Schall, who is the Chief Executive Officer and a director. The Company has maintained a leadership structure of different individuals serving as Chairman and principal executive officer since its initial public offering in 1994.  Mr. Marcus has extensive knowledge of the Company and the real estate industry, and the Company believes that because of his background and experience he is able to effectively lead the Board in providing oversight and direction to the Company’s management. Mr. Marcus is involved in many other business and philanthropic activities. Mr. Schall’s responsibility as the Chief Executive Officer is to oversee the day to day execution of the Company’s business strategy.

With respect to the Board’s role in the risk oversight of the Company, the Board has promulgated internal Company policies that set forth which transactions may require the prior approval of the Board or a committee of the Board and which transactions may proceed with management authorization and without any such Board prior approval. These Board policies cover transactions in the following areas:  financings, property acquisition, property development, property redevelopment, property dispositions, other investments and general corporate activities.  Generally, these policies set forth a specified dollar threshold and if a transaction exceeds that threshold, the prior approval of the Board or a committee of the Board is required. By requiring the prior approval of larger transactions, which generally may involve more risk to the Company simply due to the transaction size, the Board seeks to provide risk oversight of the Company. The Board has also set forth a policy that limits the aggregate indebtedness of the Company. The Board has promulgated a corporate investment policy that establishes guidelines with respect to investment of the Company’s funds; such guidelines cover the required qualifications of outside investment managers and the types and concentration limits of investment securities that are authorized for investment. The Board’s Compensation Committee has determined that the pay policies and practices of the Company are not reasonably likely to have a material adverse effect on the company. Also, related party transactions are generally reviewed by the Board or one or more committees of the Board. See “Certain Relationships and Related Persons Transactions – Policies and Procedures with Respect to Related Person Transactions.”

Director Independence

Under independence standards established by the Board, a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•
A director is not independent if the director has received, or has an immediate family member that is an executive officer of the Company and who has received, during any twelve-month period with the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and compensation or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service).  Consistent with the commentary of the applicable NYSE listing standards, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of the listed company (other than an executive officer) need not be considered in determining independence under this test.

•
A director is not independent if (i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of any other company where any of the Company’s present executive officers concurrently serves or served on that company’s compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•
A director is not independent if the director serves an executive officer of any tax exempt organization to which the Company has made, within the last three years, contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

The Board has determined that the following directors and nominees for director have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the New York Stock Exchange: David W. Brady, George M. Marcus, Gary P. Martin, Issie N. Rabinovitch, Thomas E. Randlett, Byron A. Scordelis, Janice L. Sears, Jr. and Claude J. Zinngrabe, Jr. The Company expects that following the election at the Annual Meeting, our Board of Directors will consist of ten directors, eight of whom are independent.

In determining the independence of Mr. Marcus, the Board considered the matters that refer to Mr. Marcus set forth under "Certain Relationships and Related Persons Transactions" below. In determining the independence of Mr. Rabinovitch, the Board considered that his son-in-law is employed by Essex as one of the vice presidents of land acquisitions and development and is not an executive officer. In determining the independence of Mr. Martin, the Board considered that his adult son is employed by Essex at an entry level position and is not an executive officer. The Board also considered the ownership of Essex equity securities by the directors and determined, in accordance with principles of the NYSE listing standards, that such ownership is not inconsistent with a determination of independence.

Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, the code of business conduct and ethics, stock ownership guidelines, policy on hedging and pledging Essex equity securities, and corporate governance guidelines at Company’s Internet website at www.essexpropertytrust.com. Copies of the Company’s committee charters, corporate governance guidelines and code of ethics will be provided to any Stockholder upon written request to Jordan E. Ritter, Corporate Secretary, Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303.

Communication with Directors

The Company endeavors to ensure that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable. Our corporate governance guidelines (which may be accessed at www.essexpropertytrust.com) provide that the identity of the presiding director will be set forth in the annual meeting proxy statement, together with a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. Stockholders or any other interested parties wishing to formally communicate with the Board of Directors, non-management directors, or any individual directors may send communications directly to the presiding director of the Board: George M. Marcus, Chairman of the Board, c/o Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee was formed in June 1994. No interlocking relationship existed in 2012 or presently exists between any member of the Company’s Compensation Committee or Board of Directors on the one hand and another company’s compensation committee or Board of Directors on the other hand.  Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled “Certain Relationships and Related Persons Transactions.”

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Policy on Hedging and Pledging Essex Equity Securities

The Nominating and Corporate Governance Committee has adopted a policy concerning hedging and pledging of Essex equity securities.  A copy of the policy may be obtained as indicated under "Access to Corporate Governance Policies" above.

Directors and executive officers are not permitted to own financial instruments or participate in investment strategies that represent a direct hedge of the economic risk of owning our common stock or voting preferred stock, equity interests issued by our operating partnership, or securities that give the holder any rights to acquire any such stock or equity interests (collectively, "Essex equity securities").

Directors and executive officers are not permitted to pledge or otherwise use any Essex equity securities as collateral to secure any loan (collectively, a "pledge") unless: (1) that transaction is first approved by the Nominating and Corporate Governance Committee (not counting the vote of any director with a personal interest in the transaction) based on the committee’s determination that the pledge is not significant from a corporate governance standpoint, or (2) that transaction involves a pledge of Essex equity securities that results in such individual having pledged (counting pledged securities that are not common stock on an as exercised or converted basis, as the case may be) an amount of Essex equity securities not exceeding the greater of (x) 0.002 times the number of the issued and outstanding shares of the Company's Common Stock, or (y) 20% of such individual's ownership of Essex equity securities.

However, notwithstanding the provisions of the prior paragraph, as to any individual who has pledged Essex equity securities prior to the effective date of the policy, the individual is required within 7 years after the effective date to reduce the pledged securities to an amount that would not require committee approval described above, or obtain committee approval of the pledge.

No Essex equity securities that are pledged will count as "owned" under our stock ownership guidelines.  As more fully set forth in the policy, the directors and executive officers are not permitted to pledge any equity compensation awards prior to the awards' respective exercise, delivery or conversion into equity securities free of restriction under the applicable equity compensation plan.

Director Stock Ownership Guidelines

The Company encourages its independent directors to own shares of the Company’s stock.  In furtherance of this goal, the Company adopted a guideline as of January 1, 2010 for independent directors to own shares that are equal in value to approximately five times the director’s annual cash retainer.  The value of shares as of January 1, 2010 will be used for this guideline, except with respect to directors who join the board after 2010, and then the value of the Essex shares on the date that they join the board will be used. Directors are expected to achieve this goal within 4 years of its effective date or, with respect to new directors, within 4 years of joining the Board. The Board or the Nominating and Corporate Governance Committee may waive this requirement or modify this guideline under certain circumstances.

Executive Officer Ownership Guidelines

The Company encourages its executive officers to own shares of the Company’s stock.  In furtherance of this goal, the Company adopted a guideline as of January 1, 2011 for the Chief Executive Officer to own shares that are equal in value to approximately five times annual base salary, and four times annual base salary for the Company’s executive vice presidents.  The value of shares as of January 1, 2011 will be used for this guideline, except with respect to new executive vice presidents who are promoted or hired after 2011, and then the value of the Essex shares on the latter date will be used.  The executive officers are expected to achieve this goal within 5 years of its effective date or, with respect to new executive officers, within 5 years of attaining their position. The Board or the Nominating and Corporate Governance Committee may waive this requirement or modify this guideline under certain circumstances.

DIRECTOR COMPENSATION

Each continuing director, who is not an executive officer, receives, or has received, the following compensation under our current director compensation program adopted in February 2010:

•
An annual grant of options for that number of shares as determined by having the grant have a value of $50,000 as based on using the Black-Scholes option pricing methodology.  With respect to annual grants of options, directors can elect, in lieu of an option grant, to receive a restricted stock award for that number of shares as determined by having the restricted stock grant equal to a value of $50,000.  Directors must make this election at the time of the company’s annual meeting, at which time such grant of options or restricted stock will be made.  Annual grants of options or restricted stock will completely vest one year after the date of grant.

•	An annual cash retainer, paid quarterly, in the amount of $22,000 per year.

•	A board attendance fee of $1,000 per meeting attended.

•
A committee attendance fee of $500 per meeting, except as to regularly scheduled Audit Committee meetings, for which a $2,000 attendance fee is paid. With the exception of meetings of the Audit Committee, no meeting attendance fees shall apply when both Board of Directors and committee meetings occur on the same day.

•	The Chairman of the Audit Committee, Mr. Randlett, receives $10,000 per year, payable quarterly, in addition to the other compensation indicated above.

Each non-employee director, upon joining the Board of Directors, receives an automatic grant of options for that number of shares as determined by having the grant have a value of $80,000 based on the Black-Scholes option pricing methodology. Such options become exercisable as to one-third of the shares of common stock subject to the option on each yearly anniversary of the grant date, such that the options granted will be fully exercisable three years after the grant date.  In the event of a change of control of the Company, the Board may unilaterally cancel unexercised director options, after advance written notice has been provided to each affected director.

The table below summarizes the compensation the Company paid to directors for the fiscal year ended December 31, 2012. Mr. Schall, who served in 2012 as the Company’s Chief Executive Officer, is not included in the table below because he did not receive for 2012 any additional compensation for services provided as a director. Mr. Guericke, who served as a part-time employee in 2012, received a salary and bonus shown below under “All Other Compensation,” but he did not receive any additional compensation for services provided as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
D. Brady	41,000	50,000	-	-	91,000
K. Guericke	-	-	-	275,000	275,000
G. Marcus	28,500	50,000	-	-	78,500
G. Martin	30,000	-	50,000	-	80,000
I. Rabinovitch	30,500	-	50,000	-	80,500
T. Randlett	51,000	-	50,000	-	101,000
B. Scordelis	32,500	-	50,000	-	82,500
J. Sears	40,000	-	50,000	-	90,000
C. Zinngrabe, Jr.	30,500	-	50,000	-	80,500

(1)
The assumptions used to calculate the value of the restricted stock and options awards are set forth in Note 13 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2012. As of December 31, 2012, each director had the following number of stock options (vested and unvested) then outstanding: David W. Brady: 9,676 options; Keith R. Guericke: 10,000 options; George M. Marcus: 0 options; Gary P. Martin: 17,914 options; Issie N. Rabinovitch: 17,914 options; Thomas E. Randlett: 13,664 options; Byron A. Scordelis: 9,500 options, Janice L. Sears: 7,000 options; and Claude J. Zinngrabe, Jr.: 9,500 options, respectively.  Also, as of December 31, 2012, David W. Brady and George M. Marcus each had 331 shares of unvested restricted stock outstanding, and no other directors had unvested restricted stock outstanding.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary. The Company's goals for its executive compensation program are (i) to attract, motivate and retain experienced, effective executives, (ii) to direct the performance of those executives with clearly defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders. With regard to absolute levels of executive compensation and the compensation programs we use, the Compensation Committee periodically reviews relevant information about competitive pay levels and structures but also considers a number of other factors, as described below.

Each year the Board sets annual corporate goals that are designed to promote shareholder value creation over a multiple year period.  These corporate goals are used as the basis for measuring management performance, a key consideration in granting both cash bonuses and long term equity. These goals, which include measures of performance on both an absolute basis as well as relative to peers, are described in more detail in the discussion below. Goals for 2012 included specific company performance metrics such as per share growth in Funds from Operations (“FFO”), yields from recent investment transactions relative to the pro-forma underwriting, increasing same property net operating income (“NOI”), and discretionary objectives, such as progress on specific corporate initiatives.

The compensation of our executive officers also reflects performance against individual and (where appropriate) business unit goals, as described in the discussion below. Achievements for 2012 included the following:

•	Reported FFO per share, excluding non-core items, of $6.82, representing a 21% increase compared to 2011. We exceeded our original guidance for NOI growth and per share FFO growth.

•
Maintained strong liquidity and conservative debt structure through access to both debt and equity capital sources.  Reflecting the commitment to a well-structured balance sheet, Fitch improved our unsecured debt rating to BBB+/stable and we successfully completed our debut public debt offering totaling $300 million of unsecured bonds due in 2022 at a coupon of 3.625%.

•	Acquired 15 apartment communities (on balance sheet and in joint ventures) totaling $802 million.

•	Expanded our development pipeline to almost $1 billion with the commencement of five apartment projects with an estimated cost of $516 million.

•
Completed the construction of Expo, a 275-unit community located in Seattle, Washington.  Expo was a ground up development that was completed ahead of schedule and below our budgeted cost.  Leasing activities are progressing as planned and the forecasted stabilized yield of approximately 7% exceeds our investment expectations.

•	Improved the customer experience through numerous technology iniatives and adding amenities to the existing apartment portfolio through redevelopment.

We believe that our executive management and our company performed well in 2012 when measured against the corporate and business unit performance goals established at the end of 2011. Accordingly, our Board’s compensation committee determined that the Company’s management achieved all of its corporate, team and individual goals and, as a result, the non-discretionary components of bonuses were paid at their maximum and the discretionary bonuses were paid out at between 90% and 100% of their targets.

In 2012 the Company’s Compensation Committee retained Mercer to select a peer group of fifteen REITs and complete a review of the executive compensation levels and practices relative to the peer group.  Based on the results of the study, the Compensation Committee increased the salary of the Chief Executive Officer (“CEO”) by $50,000 per year effective April 1, 2013 which is slightly below the median of the peer group.  The 2012 performance criteria for the non-discretionary bonus includes achieving certain levels of same-property NOI growth, core FFO growth and external growth goals.  In 2013 the Compensation Committee engaged Mercer to complete a review of board compensation relative to the same peer group used for management compensation and to recommend the number of shares to include in the proposed 2013 Stock Award and Incentive Compensation Plan that is being submitted for shareholder approval pursuant to the Company's 2013 proxy statement.

Mercer has not provided any services to the Company other than to the Compensation Committee with respect to executive and board compensation matters, reports directly to the Compensation Committee and not to management, and is independent from the Company. The Compensation Committee has assessed the independence of Mercer pursuant to, and taking into account factors listed in, applicable SEC rules and concluded that the work of Mercer has not raised any conflict of interest.

Shareholder advisory vote on compensation. In 2012, the Company held a “say-on-pay” vote on the Company’s executive compensation program as set forth in the proxy statement and 97.5% of the votes cast voted “for” the proposal. The Compensation Committee will consider the results of the shareholder vote in finalizing 2013 compensation but because a substantial majority of shareholders approved the compensation program, the Committee continued to apply the same principles in determining the amounts and types of executive compensation and did not implement substantial changes as a result of the shareholder advisory vote. An advisory vote on the compensation of the Company’s named executive officers will be held on an annual basis until the next required vote on the frequency of shareholder votes is held.

Role and Procedures of the Compensation Committee.  Our Board’s Compensation Committee, composed of independent, non-employee directors, determines and approves the compensation arrangements for the named executive officers. The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants) as the Committee deems appropriate. During 2012 the Committee retained the services of Mercer to select a peer group of fifteen REITs and complete a review of the Company’s executive compensation programs.

While the Compensation Committee determines Essex’s overall compensation philosophies and sets the compensation for the CEO and other executive officers, it looks to the CEO to make recommendations with respect to both overall compensation policies and specific compensation decisions.  For the upcoming fiscal year, the CEO recommends to the Compensation Committee the levels of base salary, targeted annual bonus and long-term equity for the named executive officers other than himself, within the elements of compensation otherwise established by the Committee.  The sum of such base salaries and targeted bonuses and long term equity compensation, if any, is included in the Essex annual business plan, which is approved by our Board.  Also, at that time, the Committee reviews and approves goals for the upcoming year for specific executive officers.  Such goals may include company-wide, business unit and individual goals.

At the end of a fiscal year, the Board reviews actual performance against such goals and, in consultation with the CEO and as discussed further below, sets the actual bonuses to be paid to the executive officers.  The CEO also provides the Compensation Committee with his perspective on the performance of Essex’s executive officers as well as a self-assessment of his own performance.  The Committee establishes the compensation package for the CEO. Our Chief Financial Officer also attends certain of the Compensation Committee’s meetings to provide perspective on the competitive landscape and the needs of the business and to discuss potentially new elements for the executive officer’s compensation packages.

The following fifteen REITs (all are equity REITs, five of which are headquartered in California, nine are reasonably similar to the Company in revenue and market capitalization and ten invest primarily in apartments) are considered in an annual peer comparison prepared by Mercer based on publicly filed proxy materials. Compared to the peer group the Company ranked at the 47th percentile on revenues and at the 80th percentile on the market value of the common equity.

	($ in millions)
Company	Revenues ($)(*)	Market Value($)(*)
AvalonBay Communities, Inc. (AVB)	1,044	13,093
Apartment Investment and Management Company (AIV)	1,060	3,849
Alexandria Real Estate Equities, Inc. (ARE)	590	4,384
American Campus Communities, Inc. (ACC)	445	3,386
BioMed Realty Trust, Inc. (BMR)	470	2,948
BRE Properties, Inc. (BRE)	397	3,715
Camden Property Trust (CPT)	719	5,616
Douglas Emmett, Inc. (DEI)	575	3,277
Equity Lifestyle Properties, Inc. (ELS)	699	2,783
Home Properties, Inc. (HME)	621	3,028
Mid-America Apartment Communities, Inc. (MAA)	474	2,660
Post Properties, Inc. (PPS)	335	2,641
Colonial Properties (CLP)	430	1,906
Realty Income Corporation (O)	464	5,241
United Dominion Realty Trust, Inc. (UDR)	728	6,071
Essex Property Trust, Inc. (ESS)	527	5,261

*	Revenues are for the twelve months ended September 30, 2012, and the equity market capitalization (“Market Value”) is as of October 31, 2012.

The Compensation Committee considered the peer group information in determining overall compensation levels in light of the Committee’s view of appropriate, market-based compensation levels.  However, the Committee did not utilize any specific or numeric percentile or other benchmark within the peer group companies for this purpose.

Compensation Program Objectives.  The objectives of our compensation program for named executive officers are to:

•	Attract, retain, and motivate executive officers through the overall design and mix of cash, equity, and short and long-term compensation elements;

•	Reward individual performance by tying significant portions of short-term compensation in the form of salary and annual bonus opportunity to achievement of individual performance; and

•
Align the interests of executive officers with the interests of our stockholders by tying significant portions of short and long- term compensation, in the form of annual bonus and long-term equity based awards, to increasing distributable cash flow to shareholders, and increasing the value of our common stock based on the acquisition, development, redevelopment and onsite property management of apartment communities.

Within these objectives, the Compensation Committee believes that the primary goal of our executive compensation program should be related to creating stockholder value. The Committee seeks to offer the named executive officers competitive compensation opportunities based upon their personal performance, the financial performance of Essex as compared to other REITs, and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to long-term success, to reward the achievement of our short-term and long-term strategic goals, to link executive officer compensation and stockholder interests through equity-based plans, and to recognize and reward individual contributions to corporate performance.

Key elements.  The key elements of our current compensation program for the named executive officers are summarized in the table below:

Compensation element:	Why this element is included:	How the amount of this element is determined:	How this elements fits in the overall program:
Base salary	Customary element necessary to hire and retain executives.	Base salary and any changes in salary are based on views of individual retention or performance factors and market data at peer companies (but without specific benchmarking).	Short-term cash compensation that is fixed and paid during the year.
Annual bonus	Customary element appropriate to motivate executives and tie a significant compensation opportunity to a mix of individual and corporate performance.	Annual bonus is based on both discretionary and non-discretionary performance criteria.	Short-term cash compensation that is contingent on Compensation Committee discretion and review of non-discretionary criteria.
Equity incentive – stock options grants and Essex Operating Partnership Units	Equity compensation for long-term retention of management and alignment of shareholder interest that complements cash compensation and provides performance incentives.
Stock option awards and Z-1 Unit awards are determined primarily based on how the award’s grant date value relates to the officer’s total compensation and how the vesting and other aspects of the awards might incentivize performance.

Long-term compensation is primarily contingent on performance goals which are expected to be consistent with an increase in the long-term value of our common stock into which the units are ultimately exchangeable. The sale of Z-1 incentive units is contractually prohibited.

Compensation element:	Why this element is included:	How the amount of this element is determined:	How this elements fits in the overall program:
Deferred compensation plan	Supplemental element to assist in retaining executives.	Executive officers may defer up to 100% of their base salary and bonus.	A tax planning benefit for executives.
Severance plan
For hiring and retaining executives, this element provides a reasonable level of continued economic benefit if a change of control and related termination was to occur. As stated below under the caption “Severance and Other Benefits Upon Termination of Employment of Change or Control”, these payments provide a reasonable level of incentive for the covered individuals to remain with Essex prior to any proposal or contemplation of, and during any negotiations for, a change of control.

The element provides that in the event of a change of control and related involuntary termination within the period commencing 2 month preceding a change of control and ending 24 months after the change of control, an executive receives two times his current annual salary and three-year average annual bonus, vesting acceleration of equity awards and Z-1 incentive units, continued insurance benefits and out placement services.
A supplement to the base salary and annual bonus arrangements, which addresses possible change of control situations.
Perquisites	Customary element necessary to hire and retain executives.	Generally based on perquisites being offered by comparable companies.	A supplement to the base salary.

Base Salaries.  None of our executive officers have an employment agreement.  Base salaries are viewed as a customary element necessary to hire and retain executive officers.  Base salary and any changes in base salary are based on views of individual retention and/or performance factors and market data at peer companies, without benchmarking.  For 2012, the Compensation Committee established base salaries in light of these considerations as well as subjective assessments of individual performance, scope of responsibilities, expertise and experience, and Essex’s financial performance and condition. The base salaries were increased to reflect results of the Mercer peer compensation study for comparable responsibilities as shown in the “Summary Compensation Table” below.

Executive	Salary 2011 ($)	Salary 2012 ($)	Percentage Change
Michael Schall, CEO	350,000	450,000	28.6%
Michael Dance, CFO	300,000	325,000	8.3%
Craig Zimmerman, EVP	300,000	325,000	8.3%
John Eudy, EVP	300,000	325,000	8.3%
John Burkart, EVP	250,000	275,000	10.0%

Annual Bonuses.  Each named executive officer is eligible to earn an annual cash bonus based on the achievement of the operating performance budget approved by our Board and the meeting of performance goals during the year. The performance goals used for determining an officer’s annual bonus fall into one or more of the following categories, as determined by the Compensation Committee and by the CEO in his recommendations to the Compensation Committee:

•	individual performance;

•	corporate and business unit performance; and

•	the functions performed by the executive officer.

Each year a target bonus amount is established for each named executive officer, and the sum of all target bonuses are included in the Essex annual business plan which is approved by our Board.  To the extent that Essex does not meet its annual business plan targets and its results are less than the plan targets, the annual target bonus amounts can be reduced to zero.  In years that Essex exceeds its financial targets, the Compensation Committee has awarded the named executive officers annual bonuses that are as much as twice the individual’s target bonus amount.

The Company believes that Funds from Operations (“FFO”) per share and Core Funds from Operations (“Core FFO”) per share are the primary corporate performance measures.  The Board reviews and approves an annual FFO and Core FFO per share target.  The Compensation Committee monitors management’s achievement of the set dollar amount target and on a relative basis (ranking in the top quartile of the multifamily REITs with respect to Core FFO per share growth).  The target levels for the dollar amount of FFO and Core FFO per share changes from year to year and are dependent on a number of factors, including expectations surrounding internal and external earnings, general economic conditions, real estate fundamentals and other specific circumstances facing the Company in the coming year. The compensation committee also establishes FFO and Core FFO goals that are consistent with the board approved operating plan for the Company. For 2012, the following specific goals were set for corporate performance:

1)	Same-property NOI growth of 8.0%, adjusted for dispositions;

2)	FFO per diluted share of $6.62, and Core FFO per diluted share of $6.65;

3)	Aggregate FFO accretion from external growth investments exceeding underwritten yields; and

4)	Actual results exceeding underwritten yields from 2010 and 2011 acquisitions and developments.

For 2012, same-property NOI growth was 9.2%; FFO per diluted share was $6.71, and after adjustments for non-core items was $6.82 per diluted share; aggregate FFO accretion from external growth investments exceeded the underwritten yields; and actual versus underwritten yields from 2010 and 2011 acquisitions and developments exceeded the underwritten yields.  Thus, the actual results for these items exceeded the performance goals.  For a discussion of the calculation of FFO, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Funds from Operation (FFO)” in our Form 10-K for the fiscal year ended December 31, 2012. The Compensation Committee considered the quantitative criteria above for the non-discretionary incentive bonus and based on the Company’s results the Compensation Committee concluded that the maximum incentive bonus was earned as the Company exceeded all its corporate performance goals. On average 98% of the targeted discretionary bonuses were paid based on the accomplishment of individual goals.

The 2012 discretionary and non-discretionary bonuses for the named executive officers ranged from approximately 130% to 140% of their annual base salary amounts.

Mr. Schall, Chief Executive Officer, received $580,000 or 98% of his maximum 2012 bonus for achieving the Company’s financial and operating objectives, identifying and mentoring future leaders, implementation of new information technology and human resources and other strategic initiatives.

Mr. Dance, Chief Financial Officer, received $435,000 or 97% of his maximum 2012 bonus for achieving the Company’s financial and operating objectives, successfully accessing the unsecured debt markets including the origination of the debut $300 million public bond offering, improving managerial reporting and overseeing human resource and information system initiatives.

Mr. Eudy, Executive Vice President, Development, received $442,500 or 98% of his maximum 2012 bonus for initiation of development starts in excess of $150 million with projected capitalization rates of an appropriate premium over acquisition capitalization rates and completing active development projects on time and on budget.

Mr. Zimmerman, Executive Vice President, Acquisitions received $442,500 or 98% of his maximum 2012 bonus for his individual and business unit goal of completing property acquisitions in excess of $400 million which improved the growth rate of the portfolio.

Mr. Burkart, Executive Vice President of Asset Management received $383,500 or 98% of his maximum 2012 bonus for identifying assets for renovations to improve the long term performance including unit upgrades to achieve targeted returns and the successful disposition of seven assets in the Fund II portfolio and two assets that were not expected to achieve the desired long term returns on investment.

The 2013 Short-Term Incentive Target Award Opportunities for the named executive officers are approximately 100% of their annual base salary.  The Target Award Opportunities are set at these percentages of base salary to incent the executives to achieve their individual, business unit, and the corporate performance goals.

For 2013, our executive officers are provided an opportunity to earn incentives as follows:

2013 Short-Term Incentive Award Opportunity

Executive	Targeted Discretionary Bonus ($)	Targeted Non- Discretionary Incentive Bonus ($)	Maximum Bonus ($)
Michael Schall, CEO	250,000	250,000	750,000
Michael Dance, CFO	150,000	150,000	450,000
Craig Zimmerman, EVP	150,000	150,000	450,000
John Eudy, EVP	150,000	150,000	450,000
John Burkart, EVP	150,000	150,000	450,000

The Targeted Non-Discretionary Incentive Bonus is tied to achieving corporate performance goals. Each executive will be paid based on meeting objective corporate performance goals with a maximum opportunity of up to 200% of the targeted non-discretionary bonus if specific performance levels exceed the objective corporate performance goals at levels consistent with the Company’s high end of its 2013 guidance. The targeted corporate performance goals for 2013 are based on achievement of the board approved operating plan in the following areas:

1)	Same Property NOI growth of 7%, adjusted for dispositions;

2)	FFO per diluted share of $7.70; and Core FFO per diluted share of $7.55; and

3)	Aggregate FFO accretion from external growth investments exceeding underwritten yields; and

4)	Actual results exceeding underwritten yields from 2011 and 2012 acquisitions and developments.

It should be noted that the foregoing are goals and should not in any way be considered to be a prediction, or guidance, by Essex as to its future results. The Targeted Discretionary Bonus, for each executive will be earned based on achievement of both objective and subjective factors, including the evaluation of the officer’s handling of his day-to-day responsibilities, and individual performance goals and, in some cases, business unit goals. For 2013, the primary individual-based bonus criteria for the payment of the Targeted Discretionary Bonus are as follows:

•
Mr. Schall’s goals include achieving the Company’s financial and operating objectives, including ranking in the top quartile of multifamily REITs with respect to Core FFO results, establishing a career planning process for high impact employees, restructuring the Company’s economic research activities to improve the long term portfolio performance and other strategic initiatives.

•
Mr. Dance’s goals include achieving the Company’s financial and operating objectives, including ranking in the top quartile of multifamily REITs with respect to Core FFO results, overseeing the implementation of a human resource information system and improving the Company’s equity compensation programs consistent with best corporate governance practices.

•
Mr. Eudy’s goals include the initiation of two new development starts with projected capitalization rates of an appropriate premium over acquisition capitalization rates and completing eight active development projects on time and on budget.

•
Mr. Zimmerman’s goals include allocating capital via acquisitions to the supply constrained markets with the best return potential resulting in over $400 million in acquisitions and other investments at returns that exceed the cost of capital.

•
Mr. Burkart’s goals include identifying assets for renovations to improve their long term performance including unit upgrades to achieve targeted returns, the disposition of assets that are not expected to achieve the desired long term returns on investment, including the remaining seven assets in the Fund II portfolio, and to earn a minimum of a $3 million promote from the liquidation of Fund II.

Long-Term Equity Incentives. The Essex long-term equity incentive program is designed to provide an opportunity for management to share in the value creation to shareholders.  The Compensation Committee approves the granting of new equity based compensation awards as well as determining the performance criteria for the annual increases in the conversion ratio (equivalent to vesting) for Z-1 incentive unit awards.

Awards granted under the Essex long-term incentive program include restricted operating partnership units, referred to as “Z-1 incentive units”, issued and sold to designated executive officers in 2004, 2005, 2010 and 2011.  As described more fully under the caption “Series Z-1 incentive units,” these incentive units are convertible into limited partnership units of the Essex operating partnership, which are exchangeable for shares of Essex common stock. The conversion ratio generally starts at zero upon issuance of the awards and may increase up to 14% each year and up to 20% in certain circumstances in the year following their initial issuance, in which Essex meets the performance criteria set forth in the plan. The Compensation Committee may revise the criteria for increases in the conversion ratio to reflect different or additional parameters, objectives or performance measures if it determines that the funds from operations per share performance measure is no longer appropriate for establishing management objectives or that the target levels are no longer feasible in light of factors or circumstances outside of Essex’s control (such as general economic conditions, legal/regulatory changes, war or similar events).  To change such criteria, the Compensation Committee must further determine that the revised criteria are, as a whole, comparable or more effective for analyzing the performance of the Company and incentivizing the executives and that such amended or revised criterion shall not be more difficult to achieve than the funds from operations target measure set forth in the plan. The sale of these incentive units is contractually prohibited; Z-1 Units are convertible into operating partnership common units which are exchangeable for shares of Essex common stock that may have marketability restrictions.

For 2012, the conversion ratio of outstanding units increased by 5% to 15% based on Essex reported FFO results.

In December 2012, the Compensation Committee granted to each of our named executive officers stock options at an exercise price of $143.03 per share (the fair value on the date of grant), vesting 10% on the grant date and 20% per year through 2016 with the remaining 10% vesting in 2017. The Committee determined the relative amounts of these awards based primarily on considerations of how the grant date value of each award related to the total compensation of each officer, and how the long term vesting and incentive aspects of each award would incentivize our executive team to focus on longer term corporate performance. The Committee also made an overall subjective determination that the awards reflected an appropriate part of total compensation for the officers in light of the longer term value that might be realized from the awards if applicable performance targets are met. See “Summary Compensation Table” and “Grants of Plan-Based Awards for 2012” below for further information on total compensation and grant date values.

Nonqualified Deferred Compensation.  Named executive officers are currently permitted to make elections to defer up to 100% of their base salaries and bonuses under Essex’s Deferred Compensation Plan. Essex believes that providing the named executive officers and other eligible employees with nonqualified deferred compensation opportunities is a cost-effective supplemental benefit that enables named executive officers to defer income tax on deferred salary and bonus payments, even though Essex also defers the related deduction. Essex makes no matching contributions to the plan.  Additional information concerning this deferred compensation plan is set forth in the Nonqualified Deferred Compensation table and related text below.

Retirement Benefit.  Named executive officers are eligible to participate in the Essex tax-qualified 401(k) plan. Essex does not make any additional matching contributions to the officers’ accounts. Essex does not maintain any defined benefit, pension, or supplemental or “excess” retirement plans for the named executive officers.

Severance and Other Benefits Upon Termination of Employment or Change of Control.  Under the Essex Property Trust, Inc. Executive Severance Plan, which was amended and restated March 12, 2013, each of our named executive officers would be entitled to benefits defined under the plan if, within the period commencing 2 months prior to a change in control (as defined in the section titled “Potential Payments Upon Termination or Change of Control”) of Essex (if the termination were in connection with a change of control) and ending 24 months after a change of control, the individual’s employment is terminated by the employer for any reason other than cause (as defined in the plan), death or disability, or if the individual resigns for good reason (as defined in the plan).

The benefits in such event generally consist of:

•	severance payments of two times current annual base salary and two times the individual’s average annual bonus for the three calendar years preceding the change in control;

•	continuation of health, dental and life insurance for up to 24 months to be paid by the Company;

•
accelerated vesting of all outstanding, unvested equity-based compensation awards and Series Z-1 incentive units that are assumed or substituted in connection with a change in control (the vesting will accelerate at the time of a change in control if such awards or units are not assumed or substituted in connection with a change in control of the Company) ; and

•	outplacement services provided at the cost of the Company.

Severance payments and benefits are subject to withholding and other potential requirements of applicable income tax law. Individuals participating in the plan are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Section 280G of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

The Compensation Committee believes that these provisions provide a reasonable level of continued economic benefit to the named executive officer if a change of control and related termination event were to occur, are a reasonable balance to the at will nature (and lack of fixed terms) of employment for the officers, and provide a reasonable level of incentive for the covered individuals to remain with Essex prior to any proposal or contemplation of, and during any negotiations for, a change of control. The Committee also believes that the 2 years’ cash severance payment, the accelerated vesting of equity awards and other reasonable severance benefits, together with the absence of a tax “gross-up” provision, is in line with or provides lesser benefits than the scope of change of control benefits offered by many companies the Committee considers to be comparable.  Generally, the existence of this plan, and the potential benefits to executive officers under it, does not affect the annual determination of an executive officer’s base salary, cash bonus or long-term incentive unit grants.

Life insurance and perquisites. Named executive officers receive automobile allowances or leased automobiles, automobile insurance, annual DMV renewals, health and dental insurance and payment of life insurance premiums. The Committee believes that such perquisites are comparable to, or less than, what are provided by comparable companies.

Tax and Accounting Considerations.  Section 162(m) of the internal revenue code of 1986, as amended, prohibits the Company from deducting compensation in excess of $1 million for certain executive officers unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Essex 1994 and 2004 Stock Incentive Plans are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation. The Committee’s present intention is to qualify, to the extent reasonable, a substantial portion of the executive officers’ compensation for deductibility under applicable tax laws. However, the Committee reserves the right to design programs that incorporate a full range of performance criteria important to the company’s success, even where compensation payable under such programs may not be deductible.

Under the incentive program involving the issuance of Series Z-1 incentive units of limited partnership interests in the Essex operating partnership, vesting in the units is based on performance criteria established in the plan. The estimated fair value of a unit is determined on the grant date and considers the company’s current stock price, the unpaid dividends on unvested units and the discount factor for the 8 to 15 years of illiquidity. Compensation expense for the units is calculated by taking annual vesting increases multiplied by the estimated fair value as of the grant date less each unit’s $1.00 purchase price.

See Note 13 to Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2012, for a discussion of the accounting for our stock based compensation plans.

Stock ownership guidelines. The company has stock ownership guidelines that require executives to acquire and hold a certain amount of company shares and all named executive officers were in compliance with such guidelines as of December 31, 2012.

Compensation Committee Report

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC. The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

Members of the Compensation Committee

David W. Brady
Byron A. Scordelis
Gary P. Martin

Summary Compensation Table

The following table summarizes compensation information for our named executive officers for our year ended December 31, 2012, which refer to as “2012”, December 31, 2011, which we refer to as “2011”, and December 31, 2010, which we refer to as “2010”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael J. Schall Director, President and Chief Executive Officer	2012	450,000	580,000	-	646,800	13,647	1,690,447
	2011	350,000	475,000	418,200	269,800	11,260	1,524,260
	2010	295,000	400,000	751,000	-	11,207	1,457,207
Michael T. Dance Executive Vice President and Chief Financial Officer	2012	325,000	435,000	-	199,920	14,168	974,088
	2011	300,000	375,000	167,280	168,625	13,556	1,024,461
	2010	225,000	300,000	660,880	-	11,383	1,197,263
John D. Eudy Executive Vice President, Development	2012	325,000	442,500	-	199,920	13,527	980,947
	2011	300,000	375,000	167,280	168,625	14,083	1,024,988
	2010	300,000	300,000	660,880	-	14,130	1,270,010
Craig K. Zimmerman Executive Vice President, Acquisitions	2012	325,000	442,500	-	199,920	13,423	980,843
	2011	300,000	375,000	167,280	168,625	13,600	1,024,505
	2010	300,000	400,000	660,880	-	13,547	1,374,427
John F. Burkart Executive Vice President, Asset Management	2012	275,000	383,500	-	176,400	13,427	848,327
	2011	250,000	350,000	585,480	67,450	14,165	1,267,095
	2010	224,000	275,000	450,600	-	14,097	964,697

(1)
These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards granted for the year indicated. The 2011 stock awards are subject to performance conditions, and the grant date fair value of these awards is based on the probable outcome of the performance conditions calculated in accordance with ASC Topic 718.  These dollar amounts do not represent payments actually received by the officers.

•
These awards consist of (i) for 2012, stock option awards (described in the next table below) (ii) for 2011, Series Z-1 incentive unit awards (described under “Series Z-1 Incentive Units” below) and stock option awards and (iii) for 2010, Series Z-1 incentive unit awards.

•
The grant date fair value of the performance-based stock awards granted in 2011 based on the maximum level of performance is as follows: $697,500 for Mr. Schall, $279,020 for Mr. Dance, $279,020, for Mr. Eudy, $279,020 for Mr. Zimmerman, and $976,570 for Mr. Burkart.

•	The assumptions used to calculate the values of the 2012 awards are set forth in Note 13 of the Notes to Consolidated Financial Statements in our Form 10-K for 2012, 2011 and 2010.

(2)
For 2012, these amounts include the named executive officers’ respective perquisites limited to Company provided leased automobiles or automobile allowances, and payments of life insurance premiums of $368, for Mr. Schall, Mr. Dance, Mr. Eudy, Mr. Zimmerman, and Mr. Burkart, respectively.

Grants of Plan-Based Awards for 2012

The following table shows all plan-based awards which Essex granted to the named executive officers during 2012.  The equity awards are also reported in the Outstanding Equity Awards table on page 38.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Schall	12/11/2012	-	55,000	143.03	646,800
Dance	12/11/2012	-	17,000	143.03	199,920
Eudy	12/11/2012	-	17,000	143.03	199,920
Zimmerman	12/11/2012	-	17,000	143.03	199,920
Burkart	12/11/2012	-	15,000	143.03	176,400

(1)	10% of these options vested on December 11, 2012, the date of grant, and will vest 20% each year through 2016 with the remaining 10% vesting in 2017.

Series Z-1 Incentive Units

The Company has adopted an incentive program involving the issuance of Series Z-1 incentive units (“Z-1 Units”) of limited partnership interests in the operating partnership. This program is intended to further the Company’s objective of long-term growth in funds from operations per share by providing long-term incentives to those key employees of the Company who will be largely responsible for the achievement of such long-term growth. The Series Z-1 incentive units are a means to link compensation to targeted levels of growth in funds from operations per share.

The issuance of Z-1 Units is administered by the Company’s Compensation Committee. Participants in the program are senior management and key employees of the Company. The Compensation Committee has the authority to select participants and determine the awards to be made to each.

Up to 400,000 Z-1 Units are authorized to be issued under the Z-1 Incentive Unit Program. In June 2004, the operating partnership issued 95,953 Z-1 Units to fourteen executives of the Company in exchange for a capital commitment of $1.00 per Unit. On January 1, 2013, the 2004 Z-1 Units became 100 percent vested and were converted into common units of the operating partnership.

In 2005, the operating partnership issued 116,999 Z-1 Units to sixteen executives of the Company for cash or a capital commitment of $1.00 per unit. In 2010, the operating partnership issued 108,000 Z-1 Units to twenty executives of the Company in return for cash of $1.00 per unit from seven executive officers of the Company, and a capital commitment from the remaining thirteen executives of $1.00 per unit.  In 2011, the Operating Partnership issued 46,500 Z-1 Units to fourteen executives of the Company in return for cash from eight executive officers of the Company, and a capital commitment from the remaining six executives of $1.00 per unit.

The Z-1 Units’ conversion ratio increases over time. On each January 1 following the issuance, the conversion ratio increases by up to 14%, if (i) the participating executive is still employed by the Company and (ii) the Company has met a specified “Funds from Operations” per share target, or such other target as the Compensation Committee deems appropriate for the previous year. The maximum conversion ratio is 100%.

The Z-1 Units automatically convert into common units of the operating partnership if either (i) the conversion ratio reaches the maximum level of 100%, (ii) none of the participating executives remain employed by the Company, (iii) the Company dissolves or is liquidated, or (iv) generally fifteen years after the date of issue of the specific unit.  In certain change of control situations, the participating executives will also be given the option to convert their units at the then-effective conversion ratio. The Compensation Committee may provide for increasing the conversion ratio of Z-1 Units to 100% at the time of a change in control of the Company (i) if such Z-1 Units are not assumed or substituted in connection with such change in control or (ii) in the event the Z-1 Units are assumed and substituted and a holder of Z-1 Units or substituted units experiences an involuntary termination within a specified period.

The operating partnership has the option to redeem Z-1 Units held by any executive whose employment has been terminated for any reason and is obliged to redeem any such units upon the death of any holder. In such event, the operating partnership has the option of redeeming the units for common units of the operating partnership or shares of the Company’s common stock based on the then-effective conversion ratio.

Holders of Z-1 Units are also allowed to elect an early conversion once a year and such conversion is based on the conversion ratio as of January 1 of the year of election.  Holder may elect to convert up to that number of common units into which their total holdings of incentive units is convertible.  Based on the number of common units a holder elects to receive, the conversion ratio of the equivalent number of incentive units is increased to 100% and those incentive units are then converted into common units on a one-for-one basis.  The conversion ratio for the remaining units is then adjusted accordingly so that there is no overall change in the number of common units issued or issuable upon conversion of all incentive units held by a holder, as based on the current conversion ratio.  Common units, issued upon conversion of incentive units, are in turn exchangeable on a one-for-one basis into shares of the Company’s common stock.  Such shares are subject to limitations as to when they can be sold or otherwise transferred.

The Z-1 Units are entitled to participate in regular quarterly distributions paid out by the operating partnership.  These units receive a percentage, generally based on the current conversion ratio of the units, of such quarterly distributions.

Executive Severance Plan

We discuss our executive severance plan and related quantitative disclosure based on assumed triggering events below under the heading “Potential Payments Upon Termination or Change Of Control” below.

Outstanding Equity Awards at December 31, 2012

The following table shows all outstanding equity awards held by the named executive officers at the end of 2012:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Schall	5,500	49,500	143.03	12/11/2019	12,524	1,824,121
	6,000	14,000	132.03	12/6/2021	-	-
Dance	1,700	15,300	143.03	12/11/2019	7,955	1,158,646
	3,750	8,750	132.03	12/6/2021	-	-
Eudy	1,700	15,300	143.03	12/11/2019	9,210	1,341,437
	3,750	8,750	132.03	12/6/2021	-	-
Zimmerman	1,700	15,300	143.03	12/11/2019	9,210	1,341,437
	3,750	8,750	132.03	12/6/2021	-	-
Burkart	1,500	13,500	143.03	12/11/2019	10,884	1,585,255
	1,500	3,500	132.03	12/6/2021	-	-

(1)	Unvested units issued pursuant to the Z-1 Unit programs described above.

(2)
The value is based on the closing price of Essex common stock on the NYSE on December 31, 2012, of $145.65, multiplied by the number of units indicated in the adjacent column, less the $1.00 capital contribution required for each unit.

Option Exercises and Stock Vested for 2012

The following table shows for 2012 the number of shares acquired upon vesting of stock awards and value realized upon vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Schall	-	-	3,922	571,239
Dance	-	-	4,070	592,796
Eudy	-	-	3,065	446,417
Zimmerman	-	-	3,065	446,417
Burkart	-	-	3,043	443,213

(1)	Stock awards consist of Z-1 Units, the amount reflect the increase in conversion ratio as of January 1, 2013.

(2)
The value is based on the closing price of Essex common stock on the NYSE on December 31, 2012 of $146.65 multiplied by the number of units acquired on vesting, less the $1.00 per unit capital contribution.

Nonqualified Deferred Compensation

The named executive officers are currently eligible to participate in the Essex Portfolio, L.P. 2005 Deferred Compensation Plan, which is referred to in this proxy statement as the “2005 deferred compensation plan.” The 2005 deferred compensation plan, which was adopted on December 2, 2008 and replaced an older plan, to comply with Section 409A of the Internal Revenue Code.  Under the deferred compensation plan, eligible employees, which include the named executive officers, may elect in accordance with plan procedures to defer up to 100% of their base salary and up to 100% of their cash bonus (and other cash compensation) in any year, in each case, after taking into effect reductions due to income and payroll tax withholding and contributions to benefits plans. Essex does not currently make company matching contributions, although the plan allows the company to make a discretionary contribution.  Deferral elections under the 2005 deferred compensation plan must generally be made by December 15th of the calendar year proceeding the calendar year in which the compensation that is to be deferred is scheduled to be earned.

Distributions of the deferred accounts under the 2005 deferred compensation plan are made on the earliest of (1) the participant’s “separation from service,” as defined in the plan, (2) a “change in control,” as defined in the plan or (3) a date specified by the participant at the time the deferral election was made. The distributions are payable in a lump sum, except that a participant may elect a payout of amounts exceeding $150,000 as of the distribution date over a period of 5, 10 or 15 annual installments. Distributions under the 2005 deferred compensation plan payable to a “key employee” (as defined in the plan) in connection with a separation from service will be delayed for six months (to the extent required to comply with Section 409A of the Internal Revenue Code).

Under the plans, the earnings in an officer’s account are based on investment earnings (or losses) equal to the actual net investment earning or losses experienced by the investment selected by the participant. Accordingly, any earnings are based solely upon the investment allocations directed by the officer. Essex does not make these investment decisions or guarantee any particular rate of return or other benefit under the plan. Under the investment policies of the plans, and subject to administrative approval, investments may be directed by the officer in any securities generally available and traded on US public markets. However, the plan prohibits investments such as derivative securities, securities issued by Essex, tax-exempt securities, foreign securities not listed on the NYSE, securities determined by the administrator to be illiquid, securities purchased on margin, and a number of other categories intended to limit the permitted investments to securities regularly and publicly traded in the US market. The plans do not impose specific limitations on the frequency of investment selections or changes in investments.

Although each participant’s account is wholly unfunded, the investments selected by the officer are purchased by Essex in and for its own account, which account is maintained by Essex with a brokerage firm, and the return on the deferral account is derived solely from these purchased investments directed by the officer. The plan administrator will not monitor a participant’s investment instructions, but it may require the participant to liquidate an investment that is determined to be inconsistent with the plan’s investment policy, other plan provisions, or the company’s brokerage account agreement. The following tables provide information concerning compensation deferred under the prior deferred compensation plan and the 2005 deferred compensation plan by the named executive officers as of the end of 2011.

Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)	Aggregate Earnings/(Losses) in 2012 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2012 ($)
Schall	-	-	205,303	-	2,481,189
Dance	-	-	-	-	-
Eudy	-	-	27,358	-	319,591
Zimmerman	-	-	-	-	-
Burkart	-	-	-	-	-

Potential Payments upon Termination or Change of Control

The Company maintains an executive severance plan, which was amended and restated effective March 12, 2013, that covers the officers and members of senior management of the Company who are selected by the Board and employees who were participating in the plan as of March 12, 2013, which includes, among others, Messrs. Schall, Dance, Eudy, Zimmerman and Burkart. Under this plan, if, in connection with a change of control of the Company (as defined below), the equity awards and Z-1 Units held by the officers are not assumed by the successor corporation, all equity awards and Z-1 Units held by the officers will become fully vested and exercisable.

In addition, the plan provides that if within the period commencing 2 months prior to a change of control of Essex and ending 24 months thereafter, Essex terminates without “cause” any officer covered by the plan or the officer terminates his or her employment for “good reason,” (as these terms are defined in the plan), Essex will pay the officer an amount equal to twice such officer’s current annual base salary, twice such officer’s three-year average annual bonus, pay for up to 24 months’ of health, dental and life insurance premium benefits and outplacement services, and the equity awards and Z-1 Units held by the officer will fully vest and become exercisable. The severance amounts are payable in one lump sum within 31 days following the termination date, except that payments to officer who are “specified employees” at the time of payment will be subject to a 6-month delay. “Good reason” includes a number of circumstances including a substantial adverse change in the officer’s authority, duty or power, a reduction in annual base salary, annual bonus opportunity or certain employee benefits, certain relocations, failure to pay amounts owed to the officer, or a material breach by the Company under the plan.  Severance payments and benefits are subject to withholding and other potential requirements of applicable income tax law. Individuals participating in the plan are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Section 280G of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.

A “change of control” under the executive severance plan is generally defined as: (a) the acquisition by any person or entity, together with all of their respective affiliates or associates, of securities representing 30 percent or more of the combined voting power of Essex’s then outstanding securities having the right to vote, (b) the persons who, as of March 12, 2013, constituted Essex Board of Directors (or the incumbent directors) cease to constitute a majority of such directors, provided that a person becoming a director subsequent to March 12, 2013 shall be considered an incumbent director if the person’s election was approved by a vote of a majority of the incumbent directors, or (c) the consummation of any consolidation or merger of Essex where the stockholders of Essex, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger.

In certain change of control situations, executives holding Z-1 Units will have the option to convert such units at the then-effective conversion ratio into operating partnership common units. However, a change of control is alone not a triggering event for any increase in the conversion rate or any other form of accelerated vesting, unless the Z-1 Units are not assumed or substituted in connection with such change of control.  The footnotes to the table “Security Ownership of Certain Beneficial Owners” set forth the number of Essex common shares that named executive officers are entitled to upon conversion of vested, non-forfeitable incentive units as of February 28, 2013, or that will become vested and non-forfeitable within 60 days of such date. The last column of the “Outstanding Equity Awards at December 31, 2012” table states the market value of unvested incentive units as of December 31, 2012, which may become vested in the future if the criteria are met.

The table below illustrates hypothetical payments under the executive severance plan as if a change of control had occurred on December 31, 2012 and a defined termination had occurred within the period commencing 2 months prior to such date and ending 24 months after such date:

Name	Payment for 2X Annual Salary/Bonus ($)	24 months of benefits ($)	Assumed Realized Value of Accelerated Equity Awards and Z-1 Incentive Units ($)	Total (1) ($)
Schall	1,630,000	22,000	2,220,515	3,872,515
Dance	1,216,667	22,000	1,349,912	2,588,579
Eudy	1,266,667	22,000	1,533,958	2,822,625
Zimmerman	1,266,667	22,000	1,533,958	2,822,625
Burkart	1,049,333	22,000	1,696,179	2,767,512

(1)
The total does not include: (i) available balances under the nonqualified deferred compensation plan table preceding this table, (ii) any amounts due for accrued but unpaid wages under applicable law or under generally available benefit plans such as our 401(k) plan, at the time of any employment termination, or (iii) the proceeds of insurance policies paid by insurance companies in the event of death or disability.

EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price For Outstanding Options, Warrants and Rights ($)		Securities Remaining Available for Future Issuance Under Plans (#)
Equity compensation plans approved by security holders:
Stock Incentive Plans	623,434	125.96	(1)	194,321
Equity compensation plans not approved by security holders:
Series Z-1 incentive units (2)	330,747	N/A		32,548
Total	954,181	-		226,869

(1)	This weighted average price amount applies only to options granted under the Company’s 1994 and 2004 plans.

(2)	Includes convertible Series Z-1 incentive units, as described above.

REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee of the Board of Directors consists of Messrs. Brady and Randlett and Ms. Sears. Mr. Randlett serves as Chairman of the Committee.  The Board of Directors has determined that each of the members of the Audit Committee meets the independence and experience requirements of the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, as currently applicable to the Company.

The Audit Committee operates under a written charter approved by the Board of Directors. Stockholders may access this charter at the Company’s Internet website at www.essexpropertytrust.com.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company’s auditing, accounting and financial reporting as of December 31, 2012 processes generally.  The Audit Committee annually approves the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal control over financial reporting, the Company’s consolidated financial statements and schedule contained in the Company’s Annual Report included in the Form 10-K and other related matters.

The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2012 and effectiveness of internal control over financial reporting as of December 31, 2012 audited by KPMG LLP, the Company’s independent registered public accounting firm.  The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.  The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of KPMG LLP with the audit committee concerning independence, and has discussed with KPMG LLP its independence.  Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee also has recommended the approval, subject to stockholder ratification, of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Members of the Audit Committee
David W. Brady
Thomas E. Randlett, Chairman
Janice L. Sears

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Investment Opportunities

From time to time, accredited members of the Company’s senior management (excluding the Chief Executive Officer and Chief Financial Officer) may be given an opportunity to co-invest with unaffiliated joint venture partners in investment transactions managed by the Company’s subsidiaries on the same terms as the unaffiliated investors.  The Board of Directors must approve all potential investments opportunities that would include investments made by the Company’s management.

Policies and Procedures with Respect to Related Person Transactions

The Company has adopted written related party transaction guidelines that are intended to cover transactions in which the Company (including entities it controls) is a party and in which any “related person” has a direct or indirect interest.  A “related person” means any Essex director, director nominee, or executive officer, any beneficial owner of more than 5% of Essex outstanding common stock, and any immediate family member of any of the foregoing persons.  A related person may be considered to have an indirect interest in a transaction if he or she (i) is an owner, director, officer or employee of or otherwise associated with another company that is engaging in a transaction with Essex, or (ii) otherwise, through one or more entities or arrangements, has an indirect financial interest in or personal benefit from the transaction.

The related person transaction review and approval process is intended to determine, among any other relevant issues, the dollar amount involved in the transaction; the nature and value of any related person’s direct or indirect interest (if any) in the transaction; and whether or not (i) a related person’s interest is material, (ii) the transaction is fair, reasonable, and serves the best interest of Essex and its shareholders, and (iii) whether the transaction or relationship should be entered into, continued or ended.

Generally:

•
the Audit Committee of the Essex Board of Directors (the "Board") will review single related person transactions up to $75 million and determine whether or not to approve the transaction, prior to the Company committing to the transaction.

•
the Audit Committee and the Board's Nominating and Corporate Governance Committee will jointly review a single related person transaction in excess of $75 million or related person transactions that in the aggregate exceed $100 million in any calendar year, and such transaction shall be approved by each Committee, prior to the Company committing to the transaction.

These transactions may also be ratified by such Committee or Committees no later than their next regularly scheduled meetings.

The guidelines also list types of related person transactions that are governed by specific approval procedures:

•
Routine Transactions up to $1,000,000 that might involve a related person:  generally transactions with a related person for ordinary course goods or services with established pricing practices, such as broker commissions for listing or buying properties, do not require prior committee approval but are to be reported to the Audit Committee for ratification.

•
Property Transactions:  the acquisition or disposition of properties that may involve a related person are governed by the general approval procedure set forth above for transactions at the $75 million and $100 million thresholds (with associated Audit Committee, or Audit Committee and Nominating and Corporate Governance Committee approval, or ratification), except that the guidelines list specified information relating to acquisitions or dispositions to be provided to the reviewing committee(s), including a description of the related person's direct or indirect interest in the transaction, the underwriting process, risk and mitigation information, the property marketing process, and analysis of comparable transactions, valuation or other relevant metrics.  For two years after an acquisition involving a related person, the Audit Committee will receive reports concerning actual versus underwritten performance.

•
Preferred Equity/Subordinate Debt Transactions:  these types of transactions with a related person, regardless of the amount involved, must be approved or ratified by both the Audit Committee and Nominating and Corporate Governance Committee.  The committees must be provided information concerning the proposed transaction that is comparable to that set forth above for property transactions, and reports must be made to the Audit Committee quarterly as to the status of the transaction and promptly as to any default or similar event.  Unless otherwise approved by the Board of Directors, the amount outstanding under, or invested pursuant to, all preferred equity/subordinate debt transactions involving the same related person may not exceed $50 million.

The guidelines also state that the Board is to be annually provided a report of the related person transactions that have been entered into since the date of the last such report to the Board.

Agreements between Mr. Marcus and the Company

George Marcus, the Company’s Chairman, is also involved in other real estate businesses. Mr. Marcus has entered into a written agreement with the Company pursuant to which Mr. Marcus has agreed (1) that he will not divert any multifamily property acquisition and/or development opportunities, which involve properties in the Company’s geographic areas and with more than one hundred rental units, that are presented to him in his capacity as Chairman of the Company to any of his affiliated companies, (2) that he will not divulge any confidential or proprietary information regarding property acquisition and/or development opportunities that may be received by him in his capacity as Chairman of the Company to any of his affiliated companies and (3) that he will absent himself from any and all discussions by the Company’s Board of Directors regarding any proposed acquisition and/or development of a multifamily property where it appears that there may be an actual conflict of interest with any of his affiliated companies. This agreement was approved by the independent directors (other than Mr. Marcus) of the Company.

Other Transactions

Essex Property Trust, Inc.’s Chairman and founder, Mr. George Marcus, is the Chairman of The Marcus & Millichap Company (“TMMC”), which is a holding company for certain real estate brokerage services and other subsidiary companies.

Essex Apartment Value Fund II, L.P. (“Fund II”) paid a brokerage commission totaling $0.4 million to an affiliate of TMMC related to the sale of a property in 2012 and Fund II did not pay any such brokerage commissions during 2011 or 2010, and no brokerage commissions were paid by the Company to TMMC or its affiliates during 2012, 2011, and 2010.

During January 2013, the Company invested $8.6 million as a preferred equity interest investment in an entity affiliated with TMMC that owns an apartment development in Redwood City, California. The investment has a preferred return of 9.5% and matures in January 2016.  Independent members of the Company’s Board of Directors that serve on the Nominating and Corporate Governance and Audit Committees approved the investment in this entity.

During the third quarter of 2012, the Company invested $14.0 million as a preferred equity interest investment in an entity affiliated with TMMC that owns an apartment community in Cupertino, California.  The investment has a preferred return of 9.5% and matures in May 2016. The Company will invest an additional $4.0 million in preferred equity to fund renovation costs. Independent directors (other than Mr. Marcus) on the Company’s Board of Directors approved the investment in this entity.

           Also, during the third quarter of 2012, the Company acquired Montebello, a 248 unit apartment community in Kirkland, Washington for $52.0 million from an entity affiliated with TMMC, and Wesco I, LLC acquired Riley Square (formerly Waterstone Santa Clara), a 156 unit apartment community in Santa Clara, California for $38.3 million from an entity affiliated with TMMC. Independent directors (other than Mr. Marcus) on the Company’s Board of Directors approved the acquisitions of Montebello and Riley Square.

During the third quarter of 2010, the Company invested $12.0 million as a preferred equity interest investment in a related party entity that owns a 768 unit apartment community in Anaheim, California. The entity that owns the property is an affiliate of TMMC. The Company’s independent directors (other than Mr. Marcus) approved the investment in this entity. The preferred return for this investment during the first five years is 13% per annum, and the preferred return increases to 15% thereafter.

During the second quarter of 2010, the independent directors (other than Mr. Marcus)  approved the partial redemption for cash by the Operating Partnership of limited Operating Partnership units that were held by Mr. Marcus, at $106.76 per unit representing a 2% discount from the closing price of the Company’s common stock on May 17, 2010.  The Operating Partnership purchased 187,334 units from Mr. Marcus. Under the Operating Partnership’s partnership agreement, limited partnership units are exchangeable on a one-for-one basis into shares of the Company’s common stock.

During the first quarter of 2010, an Executive Vice President of the Company invested $4.0 million for a 3% limited partnership interest in a partnership with the Company that owns Essex Skyline at MacArthur Place. The Executive Vice President’s investment is equal to a pro-rata share of the contributions to the limited partnership. The Executive Vice President’s investment also receives pro-rata distributions resulting from distributable cash generated by the property if and when distributions are made.  The Executive Vice President does not participate in fees paid to the Company by the property.

*  *  *

PROPOSAL NO. 2
AMENDMENT OF OUR CHARTER TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS AND ELECT DIRECTORS ANNUALLY

The amendment of our charter to eliminate classification of the board of directors and elect directors annually has been declared advisable by the unanimous vote of the Board.  The Board is recommending that our stockholders approve the amendment.

The provisions of the charter proposed to be amended are set forth in Appendix A, with deletions indicated by strike-outs, and additions indicated by double underlining.  The amendment is summarized below, and is qualified by reference to the specific terms of Appendix A.

Our charter, as amended, was restated and set forth in full in Articles of Restatement dated February 10, 2012, a copy of which was included as an exhibit to our Form 8-K filed with the SEC on February 16, 2012.  If Proposal No. 2 is approved by our stockholders and in order to give effect to that approval, we will file articles of amendment and restatement with of the State Department of Assessments and Taxation of Maryland as soon as practicable after the Annual Meeting.  The charter amendment and restatement will become effective upon its acceptance for record by the State Department of Assessments and Taxation of Maryland.

Current Classified Board Structure

The Company’s charter divides the Company’s directors into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has the following ten directors: Keith R. Guericke, Issie N. Rabinovitch and Thomas E. Randlett, who are classified as Class I directors; David W. Brady, Byron Scordelis, Janice Sears, and Claude Zinngrabe, Jr., who are classified as Class II directors; and George M. Marcus, Gary P. Martin, and Michael J. Schall, who are classified as Class III directors. The terms of each of the current Class I, Class II and Class III directors expire at the annual meetings of stockholders to be held in 2013, 2014 and 2015, respectively, and upon such director’s respective successor being elected and qualified or until any such director’s earlier resignation or removal.

Reasons for Proposal No. 2

The classified board structure has been part of our charter since our initial public offering in 1994.  In the past, classified boards have been common among publicly-traded companies, with a long history of state corporate laws specifically permitting a company’s charter to classify directors.  The Company has believed historically that a classified board may enhance continuity, stability and long-term outlook at the board level, and may also provide the Board a key defensive mechanism to negotiate for better terms for stockholders in the event of a proposed change-in-control of the Company (since a classified board makes it more difficult for a third party to attempt to gain control of a company through a proxy contest involving the election of directors).

However, many investors and stockholder advocates currently believe that classified boards may reduce accountability of directors by limiting the ability of stockholders to evaluate and elect all directors on an annual basis, and disagree that the classified board is an appropriate defensive mechanism.  Also, many of the largest US publicly-traded companies, and many of the publicly-traded real estate investment trusts that the Company considers to be peers, who did have classified board structures, have eliminated board classification and currently elect the full board annually.

Therefore, after reviewing the Company’s classified board structure, the Board has determined that it is in the best interests of the Company to amend the charter of the Company to declassify the Board of Directors.  The Board, by unanimous vote, has declared the amendment advisable, and the Board recommends that the stockholders approve the amendment.

Effect of the Approval of Proposal No. 2

If our stockholders approve Proposal No. 2, we will amend our charter to eliminate the classified board structure and to elect directors annually, as more fully set forth in the text of the amendment attached as Appendix A.

The amendment also provides that an amendment to the provisions of the articles of amendment and restatement for annual election of directors may be effected by majority stockholder vote rather than any otherwise applicable supermajority vote.

In addition, if Proposal No. 2 is approved, conforming amendments will be made to our Bylaws to reflect the elimination of board classification.  Stockholder approval is not required to amend our Bylaws for this purpose.

If Proposal No. 2 is approved:

•	We will file articles of amendment and restatement with the State Department of Assessments and Taxation of Maryland as soon as practicable after the 2013 annual meeting.

•
Each director who was elected at the 2012 annual meeting to serve until the 2015 annual meeting and each nominee for director who is elected at this annual meeting will resign effective at the 2014 annual meeting.

•	Beginning with the 2014 annual meeting, each of our directors will stand for election to serve for a one-year term and until each director's successor is duly elected and qualified.

For this purpose, each director (i.e., Class I and Class III directors) whose classified term does not expire at the 2014 annual meeting has voluntarily agreed to resign effective at the 2014 annual meeting of stockholders, contingent upon approval of Proposal No. 2.  This resignation will not preclude any of these individuals from being nominated as directors at the 2014 annual meeting or otherwise.

If Proposal No. 2 is not approved by the stockholders at the Annual Meeting:

•	our Board of Directors will remain classified,

•
the three Class I directors will stand for election as Class I nominees for three-year terms expiring at the 2016 annual meeting of stockholders, and all Class II and Class III Directors will continue to serve for the remainder of their three-year terms, and in each case, until the director’s respective successor is duly elected and qualified or until such director’s earlier resignation or removal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2, AMENDMENT OF OUR CHARTER TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS AND ELECT DIRECTORS ANNUALLY.

PROPOSAL NO. 3

APPROVAL OF THE ESSEX PROPERTY TRUST, INC.
2013 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

The Stockholders are being asked to act upon this Proposal No. 3 to approve the Company’s 2013 Stock Award and Incentive Compensation Plan (the “2013 Plan”).  If approved, the 2013 Plan will become effective on June 1, 2013 and serve as the successor to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), and no additional equity awards will be granted under the 2004 Plan after the date the 2013 Plan becomes effective.  The Board believes that the 2013 Plan is in the best interest of the stockholders and the Company, as it will allow the Company to continue to attract and retain talented and creative employees, directors and consultants who can assist the Company in competing in the marketplace, delivering consistent financial performance and growing stockholder value.

Status of the 2004 Plan

The 2004 Plan was adopted by the stockholders of the Company at the annual meeting held on May 4, 2004, and is scheduled to expire in accordance with its terms in May 2014.  The 2004 Plan currently authorizes the Company to issue up to 1,200,000 shares of the Company's Common Stock ("Shares") to employees, directors and consultants, of which 194,321 shares remain available as of February 28, 2013 for the grant of new awards.  Options to purchase 612,734 shares and restricted stock units coverings 24,992 shares are outstanding as of February 28, 2013.  The complete text of the 2004 Plan is incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004.

Material Terms of the 2013 Plan

The Company is seeking approval of the 2013 Plan so it may continue to offer competitive equity incentive compensation to key employees, directors and consultants.  The following summary of certain major features of the 2013 Plan is qualified in its entirety by reference to the actual text of the 2013 Plan, which is attached to this proxy statement as Appendix B.

In addition, to preserve our ability to deduct in full for federal income tax purposes compensation that certain of the Company’s officers may recognize in connection with performance-based awards that may be granted in the future under the 2013 Plan, the stockholders of the Company are being asked to approve certain material terms of the 2013 Plan related to such awards.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer.  However, certain types of compensation, including “performance-based” compensation, are generally excluded from this limit.  To enable compensation in connection with awards granted under the 2013 Plan that are contingent on the attainment of performance goals to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the stockholders of the Company are being asked to approve the material terms of the applicable performance criteria.  By approving the 2013 Plan, the stockholders will be approving, among other things:

•	the eligibility requirements for participation in the 2013 Plan;

•	the performance criteria upon which awards certain awards of restricted stock, restricted stock units and performance bonus awards may be based;

•	the maximum numbers of Shares subject to options, stock appreciation rights, restricted stock and restricted stock units that may be granted to a participant in any calendar year; and

•	the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

Although the Company believes that compensation paid in connection with such awards under the 2013 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain such awards may not qualify as “performance-based” under Section 162(m) of the Code.

The Board believes that adoption of the 2013 Plan is essential to attract and retain the best available personnel and to maintain competitive compensation practices.  The 2013 Plan is intended to ensure that the Company will continue to have a reasonable number of Shares available for equity based awards to provide flexibility to meet future compensation needs.

Key Terms of the 2013 Plan at a Glance

The following is a summary of the key provisions of the 2013 Plan:

Plan Term:	From the date the 2013 Plan is approved until the earlier of

	(i)	May 31, 2023, or
	(ii)	its termination by the Board.

Eligible Participants:	Employees of the Company are eligible to receive each type of award offered under the 2013 Plan, including incentive stock options.

Consultants and directors are eligible to receive awards other than incentive stock options under the 2013 Plan.

Shares Available for Awards:
1,000,000 Shares, plus any unissued or undelivered Shares (i) authorized for grants under the 2004 Plan and (ii) subject to outstanding awards granted under the 2004 Plan that are not issued or delivered to a participant for any reason, subject to adjustments in the event of certain changes in capital adjustments of the Company.

No more than 500,000 Shares may be issued pursuant to “full value” awards, which are generally awards in which a participant receives the entire value of the Shares without having to pay an exercise or purchase price, as restricted stock or restricted stock units.

Award Types	(1)	Stock options (“incentive stock options,” within the meaning of Section 422 of the Code, and non-qualified stock options)
	(2)	Restricted stock
	(3)	Restricted stock units

	(4)	Stock appreciation rights
	(5)	Dividend equivalent rights
	(6)	Performance bonus awards
	(7)	Operating partnership units, which are exchangeable or convertible for Shares
	(8)	Profits interests in the operating partnership
	(9)	Other stock-based awards

Award Terms:
Awards granted under the 2013 Plan generally have a term of no longer than 10 years from the date of grant, and incentive stock options granted to ten percent owners will have a term of no longer than 5 years.

ISO Limits:	No more than 1,000,000 Shares may be issued upon the exercise of incentive stock options granted under the 2013 Plan.

162(m) Share Limits:
Section 162(m) of the Code requires among other things that the maximum number of Shares awarded to an individual must be approved by a company’s stockholders in order for the awards granted under a plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified executive officers. Accordingly, the 2013 Plan limits awards granted to an individual participant in any calendar year to:

	(1)	No more than 200,000 Shares subject to options or stock appreciation rights, provided that an additional one-time grant of up to 100,000 Shares may be made to new hires; and

(2)
No more than 150,000 Shares subject to awards of performance-based restricted stock awards, performance-based restricted stock unit awards, or other similar performance-based awards, provided that an additional one-time grant of up to 50,000 Shares may be made to new hires.

	(3)	No more than $1,500,000 may be granted in the form of awards payable in cash, including performance bonus awards.

Vesting:	Determined by the Administrator within limits set forth in the 2013 Plan.

Not Permitted:	(1)	Repricing or reducing the exercise price of an option or stock appreciation right without the approval of the stockholders of the Company.

(2)
Canceling or exchanging, without approval of the stockholders of the Company, any outstanding option or stock appreciation right in consideration for the grant of a cash payment, a new option or stock appreciation right with a lower exercise price, or a new award when the exercise price of the option or stock appreciation right exceeds the fair market value of the underlying Shares.

Summary of the 2013 Plan

General.  The purposes of the 2013 Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success and enhance the value of the Company and the operating partnership.

Shares Available for Awards.  If approved by the stockholders of the Company, the maximum aggregate number of Shares that may be issued under the 2013 Plan is 1,000,000, plus any Shares that have not been issued under the 2004 Plan, including Shares subject to outstanding awards under the 2004 Plan that are not issued or delivered to a participant for any reason.  No more than 500,000 Shares may be issued pursuant to “full value” awards, which are generally awards in which a participant receives the entire value of the Shares without having to pay an exercise or purchase price, as restricted stock or restricted stock units.  No more than 1,000,000 Shares may be issued pursuant to incentive stock options.  Shares available for issuance under the 2013 Plan include authorized but unissued Shares, reacquired Shares, and Shares purchased on the open market.  As of March 18, 2013, the closing price of a Share on the New York Stock Exchange was $151.81.

Appropriate adjustments will be made to this limit, to the other numerical limits on awards described in this Proposal 3, to the class and number of securities subject to outstanding awards and to the price per Share subject to outstanding awards in the event of certain changes in the capital structure of Company or distribution to the stockholders of the Company (as described below under “Changes on Capitalization”).

If any award is forfeited or canceled, is settled in cash, expires, terminates or otherwise lapses for any reason without having been exercised or settled in full, the underlying Shares will be deemed not to have been issued for purposes of determining the maximum number of Shares that may be issued under the 2013 Plan and will again become available for issuance under the 2013 Plan.  To the extent permitted by applicable law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a related entity will not be counted against the Shares available for grant under the 2013 Plan.

In addition to Shares that are issued pursuant to an award, the following Shares will be counted against the maximum number of Shares available for issuance under the 2013 Plan: (i) Shares underlying an award that are surrendered in payment of the award’s exercise price or in satisfaction of tax withholding obligations incident to the exercise or settlement of the award, (ii) Shares that are not issued or delivered as a result of net settlement of an outstanding option or stock appreciation right; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an option.  Payment for dividend equivalent rights and performance bonus awards granted under the 2013 Plan will be made solely in cash and therefore will not reduce the maximum aggregate number of Shares that may be issued under the 2013 Plan.

Certain Award Limits.  In addition to the limitation described above on the total number of Shares that will be authorized for issuance under the 2013 Plan, the 2013 Plan limits the number of Shares that may be issued under certain types of awards.

To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2013 Plan establishes a limit on the maximum aggregate number of Shares or a dollar limit for which any such award may be granted to an employee in any calendar year, as follows:

•	Options and stock appreciation rights: no more than 200,000 Shares, provided that an additional one-time grant of up to 100,000 Shares may be made to new hires.

•	Performance-based restricted stock and restricted stock units: no more than 150,000 Shares, provided that an additional one-time grant of up to 50,000 Shares may be made to new hires.

•	Performance cash-based awards, including performance bonus awards: no more than $1,500,000 in cash or other property having an equivalent value.

The foregoing limitations will be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization or distribution to the stockholders of the Company (as described below under “Changes in Capitalization”).

Administration.  With respect to awards granted to employees and consultants, the 2013 Plan will be administered by the plan administrator, which is the Board or a committee designated by the Board.  With respect to awards granted to directors or officers, the 2013 Plan will be administered by the Board or a committee designated by the Board, which committee will be constituted in a manner that satisfies Section 16(b) of the Exchange Act in accordance with Rule 16b-3 and other applicable laws.  Awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code will be administered only by a committee consisting of at least two directors eligible to serve on a committee granting performance-based compensation under Section 162(m) of the Code.  For purposes of this summary, the term “Administrator” will refer to either the Board or a committee or subcommittee designated by the Board to administer awards under the 2013 Plan.

Subject to the provisions of the 2013 Plan, the Administrator determines in its discretion the persons to whom awards will be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of Shares or the amount of other consideration to be covered by each award, to approve award agreements for use under the 2013 Plan, to determine the terms and conditions of any award, and to construe and interpret the 2013 Plan.  The Administrator may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Code, amend the terms of any award, provided that the Administrator must get a participant’s written consent for any amendment that would materially and adversely affect the participant’s rights under an outstanding award.  The Administrator also may adopt, establish or revise any rules and regulations and guidelines for administering the 2013 Plan and may grant awards to employees, directors and consultants employed outside the United States on such terms and conditions different from those specified in the 2013 Plan, as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the 2013 Plan.  The Administrator also may delegate its duties or authority to one or more of its members or to one or more officers of the Company or to a related entity or to one or more agents or advisors.

The 2013 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee to whom authority to act for the Board, the Administrator or the Company is delegated against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any claim, investigation, action, suit or proceeding arising from such person’s action or failure to act in connection with the 2013 Plan.

Prohibition of Option Repricing.  The 2013 Plan expressly provides that, without the approval of a majority of the Stockholders, the Administrator may not lower the exercise price of any outstanding option or stock appreciation right or exchange any outstanding option or stock appreciation right in consideration for an option or stock appreciation right with a lower exercise price, a new award, or a cash payment when the exercise price of the option or stock appreciation right exceeds the fair market value  of the underlying Shares.

Eligibility.  Incentive stock options may be granted only to employees of the Company or of any present or future parent or subsidiary corporations of the Company.  Awards other than incentive stock options may be granted to employees, directors and consultants of the Company or of any affiliate of the Company, including the operating partnership.  In addition, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.  As of March 18, 2013 the Company had approximately 1,200 employees, including 22 executive officers, and 10 directors who were eligible to participate in the 2013 Plan.  As of March 18, 2013, the Company maintained relationships with no consultants who were eligible to participate in the 2013 Plan.

Terms and Conditions of Awards.  The Administrator is authorized under the 2013 Plan to grant awards to eligible participants, including, without limitation, options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and performance bonuses, operating partnership units convertible or exchangeable into Share and partnership profits interest units, and each award will be designated in an award agreement.  The Administrator will determine the provisions, terms and conditions of each award, including, but not limited to, the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares or other consideration, provided that dividend equivalent rights and performance bonus awards may be payable solely in cash) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.

The Administrator will designate option awards either as incentive stock options within the mean of Section 422 of the Code or non-qualified stock options.  To the extent that the aggregate fair market value of Shares subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess attributable to incentive stock options will be treated as non-qualified stock options.  The exercise price of each option may not be less than the fair market value of a Share on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (“Ten Percent Shareholders”) must have an exercise price equal to at least 110% of the fair market value of a Share on the date of grant.  In the case of stock appreciation rights, the base amount on which the stock appreciation right is calculated may not be less than the fair market value of a Share on the date of grant.  In the case of any other awards, the exercise or purchase price will be determined in accordance with the applicable award agreement.  Subject to discretion of the Administrator and applicable laws, the exercise or purchase price for an award generally is payable in cash, check, Shares, a promissory note, by “net exercise,” or any combination of the foregoing methods.

The term of any award granted under the 2013 Plan may not exceed ten years (or five years in the case of incentive stock options granted to Ten Percent Shareholders), excluding any period for which the participant has elected to defer receipt of the shares, cash or other consideration issuable pursuant to an award.

The Administrator may establish one or more programs under the 2013 Plan to permit selected participants to elect to defer receipt of consideration payable upon exercise of an award, satisfaction of performance criteria, or any other event that absent the election would entitle the participants to Shares or other payment pursuant to an award.  Any such programs available to participants who are subject to U.S. income taxation will comply with Section 409A of the Code.

Termination of Service.  If a participant in the 2013 Plan terminates continuous service with the Company, he or she only may exercise outstanding awards to the extent permitted by the applicable award agreement.  If the applicable award agreement permits a participant to exercise an award for a specified period following his or her termination of continuous service, the award will terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first.  If any incentive stock option is not exercised within the time permitted by law for exercise of an incentive stock option following termination of employment, the incentive stock option will convert automatically to a non-qualified stock option and thereafter will be exercisable as such for the term specified in the applicable award agreement.

Transferability of Awards.  Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised during lifetime of the participant only by the participant.  Other awards are transferable only by will or the laws of descent or distribution and to the extent provided in the applicable award agreement.  The 2013 Plan permits participants to designate beneficiaries of awards, including incentive stock options.

Section 162(m) of the Code.  Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to “covered employees” (certain officers of the Company).  An exception to this rule applies to certain types of awards that qualify as “performance-based compensation” under Section 162(m) of the Code.  For restricted stock, restricted stock units and other awards other than options and stock appreciation rights that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator will establish a performance goal with respect to such awards no later than 90 days following the commencement of the applicable performance period and while the outcome of the performance goal remains substantially uncertain.  Performance goals will be based on one or more of the following criteria:

(i)	increase in the share price of the Company’s common stock,

(ii)	earnings per share,

(iii)	total stockholder return,

(iv)	operating margin,

(v)	gross margin,

(vi)	return on equity,

(vii)	return on assets,

(viii)	return on investment,

(ix)	operating income,

(x)	net operating income,

(xi)	pre-tax profit,

(xii)	cash flow,

(xiii)	revenue,

(xiv)	expenses,

(xv)	earning before interest, taxes and depreciation,

(xvi)	economic value added,

(xvii)	personal management objectives,

(xviii)	funds from operations,

(xix)	same property results, and

(xx)	external growth investments.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant.  The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained.

Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by outstanding awards, the number of Shares that have been authorized for issuance under the 2013 Plan, the exercise price of each outstanding award, the maximum number of Shares that may be granted subject to awards to any participant in any calendar year, and other terms that the Administrator determines require adjustment will be proportionately adjusted in the event of (i) any increase or decrease in the number of Shares resulting from a stock split, reverse stock split, stock dividend, or other like change in the capital structure or distribution (other than cash dividends) to the stockholders of the Company, combination or reclassification of Shares or similar transaction affecting the Shares (including a change in the Shares or the capitalization of the Company), (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to the Shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.”  Any such adjustment will be made by the Administrator and its determination with respect to the adjustment will be final, binding and conclusive.

Change in Control.  If a Change in Control occurs, the Administrator may take any of the following actions to prevent the enlargement or dilution of outstanding awards: (i) terminate outstanding awards in exchange for cash or replace outstanding awards, (ii) provide for the assumption of or substitution for awards by the successor or surviving corporation or a parent or subsidiary thereof, (iii) adjust the number and type of shares or other property subject to outstanding awards, the number and kind of outstanding restricted stock and terms and conditions of awards that may be granted in the future, or (iv) provide that outstanding awards will be exercisable, payable or vested in full, or provide that outstanding awards cannot vest, be exercised or become payable after such event.

Notwithstanding the forgoing, if a Change in Control occurs and any awards are not converted, assumed or replaced by a successor entity or survivor corporation or a parent or subsidiary thereof, then those awards will become fully exercisable and vested and all forfeiture restrictions will lapse immediately prior to the Change in Control.

A “Change in Control” generally includes:

•	a merger or consolidation in which the Company is not the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a complete liquidation or dissolution of the Company,

•	an acquisition by a person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combine voting power of the Company’s outstanding securities;

•
any reverse merger in which the Company is the surviving entity but (A) the Shares outstanding prior to the merger are converted or exchanged into securities or other property or (B) the securities possessing more than 40% of the voting power of the Company’s outstanding securities are transferred to persons different from those who held such securities immediately prior to such merger or series of transactions; or

•	a change in the composition of the Board over a period of 36 months or less such that a majority of the Board members ceases, by reason of contested elections, to be continuing directors.

Termination or Amendment.  The 2013 Plan will continue in effect for a term of ten years from the date of its approval by the stockholders of the Company unless sooner terminated by the Board.  The Board may amend, suspend or terminate the 2013 Plan at any time, provided that no amendment may be made without stockholder approval if the Board deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Company’s common stock is then listed.

No termination or amendment may affect any outstanding award unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding award without the consent of the applicable participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences as of the date of this Proposal No. 3 of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.  Participants who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the Shares equal to the difference, if any, between the sale price and the purchase price of the Shares.  If a participant satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes.  If a participant disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.  Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Non-Statutory Stock Options.  Options not designated or qualifying as incentive stock options will be non-statutory stock options having no special tax status.  A participant generally recognizes no taxable income as the result of the grant of such an option.  Upon the exercise of a non-statutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the Shares on the exercise date.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.  No tax deduction is available to the Company with respect to the grant of a non-statutory stock option or the sale of the stock acquired pursuant to such grant.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  No taxable income is recognized when a stock appreciation right is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received.  Any additional gain or loss recognized upon disposition of the Shares would be long-term or short-term capital gain or loss, depending on the holding period.

The Company generally will be entitled to a tax deduction equal to the ordinary income realized by a participant as a result of the exercise of a stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the “determination date.” The “determination date” is the date on which the participant acquires the Shares unless the Shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the Shares become transferable or (ii) the date on which the Shares are no longer subject to a substantial risk of forfeiture.  If the determination date is after the date on which the participant acquires the Shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the Shares are acquired.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units.  A participant generally will recognize no income upon the grant of a restricted stock unit award.  Upon the settlement of a restricted stock unit award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted Shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Bonus Awards.  A participant generally will recognize no income upon the grant of a performance bonus award.  Upon the payment of performance bonus awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards have been granted under the 2013 Plan.  Any future awards under the 2013 Plan will be granted at the discretion of the Administrator, and, accordingly, are not yet determinable.  In addition, benefits under the 2013 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, actual performance against performance goals established with respect to performance-based awards and decisions made by the participants.  Consequently it is not possible to determine the benefits that might be received by participants under the 2013 Plan.

Board of Directors Recommendation

The Board believes that approval of the 2013 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board unanimously recommends a vote “FOR” this Proposal No. 3 to approve the Essex Property Trust, Inc. 2013 Stock Award and Incentive Compensation Plan.

PROPOSAL NO. 4

APPROVAL OF THE ESSEX PROPERTY TRUST, INC.
2013 EMPLOYEE STOCK PURCHASE PLAN

The Stockholders are being asked to act upon this proposal to approve the Company’s 2013 Employee Stock Purchase Plan (the “ESPP”).  The Board believes that the ESPP is in the best interest of the Stockholders and the Company because it will provide eligible employees with an opportunity to increase their proprietary interest in the Company’s success by purchasing shares of the Common Stock (the “Shares”) on favorable terms through payroll reductions.

The Board approved adoption of the ESPP on March 12, 2013, to be effective upon approval by the stockholders of the Company at the Annual Meeting.

The following summary of certain major features of the ESPP is qualified in its entirety by reference to the actual text of the ESPP, which is attached to this proxy statement as Appendix C.

General Description

The purpose of the ESPP is to provide employees of the Company who participate in the ESPP with an opportunity to purchase Shares through a company-sponsored program.  Employees of the Company and of its designated subsidiaries, including officers of the Company, will be allowed to participate in the ESPP.  As of March 18, 2013 approximately 1,200 persons were in the class of persons eligible to participate in the ESPP.  The Company has the authority under the ESPP to make offerings under the ESPP that are intended to receive non-compensatory accounting treatment.

A total of 500,000 Shares will be made available for sale under the ESPP.  If approved by the stockholders of the Company, the ESPP will become effective upon approval.  However, the Company does not anticipate implementing its first offering under the ESPP until January 1, 2014.  Unless terminated earlier by the Board, the ESPP will terminate on the earlier of the date on which all of the Shares available for issuance under the ESPP have been sold and the date on which all options under the ESPP have been exercised in connection with the dissolution, liquidation, merger or change in control of the Company.

The Board or a committee of Board members is authorized to administer the ESPP.  The administrator has full and exclusive authority to interpret the terms of the ESPP and determine eligibility.  Employees of the Company and any designated subsidiaries are eligible to participate if they have completed at least 90 days of service with the Company or applicable subsidiary.  However, an employee may not be granted rights to purchase stock under the ESPP if such employee:

•	immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s capital stock; or

•	holds rights to purchase stock under all of the Company’s employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of the Company’s stock for each calendar year

The ESPP is intended to qualify under Code Section 423, and provides for consecutive 6-month offering periods, but the administrator may select a different duration for an offering not to exceed 27 months.  The offering periods generally start on the first trading day on or after January 1 and/or July 1 of each year.  Each offering period will begin after one exercise date and will end with the next exercise date approximately six months later.  The administrator may, in its discretion, modify the terms of future offering periods.

The ESPP permits participants to purchase Shares through payroll deductions of up to a percentage of a participant’s eligible compensation established by the administrator prior to an offering period, not exceeding 15% of a participant’s eligible compensation, which includes a participant’s base straight time gross earnings, commissions, payments for overtime and shift premium, incentive compensation, bonuses and other similar compensation provided under the Company’s normal payroll practices.  A participant may purchase a maximum of 2,500 Shares during each offering period.

On the first trading day of each offering period, each participant automatically is granted an option to purchase Shares.  The option expires at the end of the offering period or upon termination of employment, whichever is earlier.  The option is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period.  The purchase price of the Shares will be a price established by the administrator prior to an offering, but in no event less than 85% of the lower of the fair market value of the Shares on the first trading day of the offering period or on the last trading day of the offering period.  The fair market value of the Shares on a given date is determined by the Board based upon the closing sale price of the Shares on the New York Stock Exchange as of such date.  As of March 18, 2013 the fair market value of a Share was $151.81.

Participants may end their participation at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase Shares. Participation ends automatically upon termination of employment.

The Company has the authority to impose such terms and conditions on an offering under the ESPP, including, without limitation, provisions relating to the purchase price, eligibility requirements and the authority to withdraw from participation in the ESPP, to ensure that offerings under the ESPP will receive non-compensatory accounting treatment.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

The maximum number of Shares available for sale under the ESPP, the maximum number of Shares that each participant may purchase during each offering period, as well as the price per Share and number of Shares covered by each option under the ESPP that has not yet been exercised will be adjusted to prevent dilution or enlargement of the benefits intended to be made available in such manner as the administrator deems equitable for any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of the Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares.

In the event of a proposed dissolution or liquidation by the Company, the offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to the consummation of the proposed dissolution or liquidation, unless otherwise provided by the administrator.

In the event of the Company’s merger or change of control, as defined under the ESPP, a successor corporation may assume or substitute each outstanding purchase right.  If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set which will occur prior to the proposed merger or change in control.

In the case of a shortened offering period, the administrator will notify each participant in writing that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless the participant has already withdrawn from the offering period.

In addition, the Board has the authority to amend, suspend or terminate the ESPP, except that, subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase stock under the ESPP.  In the event that the Board determines that the ongoing operation of the ESPP may result in unfavorable accounting consequences, the Board may modify or amend the ESPP to reduce or eliminate such accounting consequences without seeking the consent of any participant.

Certain Federal Tax Consequences

The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws.  Therefore, no one should rely on this summary for individual tax compliance, planning or decisions.  Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.  The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions.  Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

Amounts deducted from a participant’s pay under the ESPP are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.  A participant will not recognize any additional income at the time the participant elects to participate in the ESPP or purchases Shares under the ESPP.

Rights to purchase Shares granted under are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code.  Under these provisions, no income will be taxable to a participant until the Shares purchased under the ESPP are sold or otherwise disposed of.

If a participant disposes of Shares purchased pursuant to the ESPP within two (2) years after the first day of the offering period or within one (1) year of the purchase of the Shares (the “Minimum Holding Period”), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Shares in an amount equal to the excess of the fair market value of the Shares on the day the Shares were purchased over the purchase price the participant paid for the Shares.  In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Shares and the participant’s basis in the Shares (that is, the purchase price plus the amount taxed as compensation income).

If a participant disposes of the Shares purchased pursuant to the ESPP at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the Shares at the time of such disposition over the amount paid for the Shares, or (b) the excess of the fair market value of the Shares as of the date the participant entered the offering period over the purchase price (determined as of the date the participant entered the offering period).  In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Shares and the participant’s basis in the Shares (that is, the purchase price plus the amount, if any, taxed as compensation income).

The Company generally will not be allowed any additional deduction by reason of a participant’s purchase of Shares under the ESPP.  However, if a participant disposes of the Shares purchased pursuant to the ESPP within the Minimum Holding Period, the Company will be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant disposes of Shares purchased under the ESPP after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the Shares.

The Company will generally be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations.  For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the ESPP.

New Plan Benefits

As of the date of this Proxy Statement, no officer has been granted any rights under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

Board of Directors Recommendation

The Board believes that approval of the ESPP is in the best interests of the Company and its stockholders for the reasons stated above.

The Board unanimously recommends a vote “FOR” this Proposal No. 4 to approve the Essex Property Trust, Inc. 2013 Employee Stock Purchase Plan.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012, and has been appointed by the Audit Committee and the Board to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be able to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

Unless marked to the contrary, proxies received will be voted FOR ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

FEES PAID TO KPMG LLP

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2012 and 2011 and fees billed for other services rendered by KPMG LLP during those periods:

	2012	2011
Audit Fees (1)	$1,227,450	$1,228,000
Audit-Related Fees (2)	221,500	193,000
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$1,448,950	$1,421,000

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, the audit of internal control over financial reporting as of the end of the year, reviews of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of audit fees paid by unconsolidated joint ventures of the Company. No fees were paid in 2012 and 2011 for Audit-Related Fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but were not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning for both federal and state income taxes.  There were no fees in this category incurred in 2012 or 2011.

(4)	All Other Fees consist of fees for products and services other than the services reported above. There were no fees in this category incurred in 2012 or 2011.

The Audit Committee considers as necessary whether services other than audit and audit-related services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.

Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered accounting firm may be required to provide detailed back-up documentation at the time of approval. The status of any pre-approved service is reported at subsequent audit committee meetings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2013.

*  *  *

PROPOSAL NO. 6
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis in this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee for our fiscal year ended December 31, 2012, with respect to the executive officers named in the Summary Compensation Table above.  The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Essex Property Trust, Inc. approve the compensation of the executive officers named in the Summary Compensation Table, as disclosed in its proxy statement for the annual meeting of stockholders in 2013 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Board is asking our stockholders to vote “FOR” this proposal.  Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.  Section 14A of the Securities Exchange Act of 1934 requires that we solicit your advisory vote on this proposal.

Our stockholders approved our say on pay proposal at our 2012 annual meeting.  The results of the 2012 vote are discussed at the beginning of CD&A above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR PROPOSAL NO. 6.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange. A copy of the Code of Business Conduct and Ethics is posted on the Company’s Internet website at www.essexpropertytrust.com.  The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics will be provided to any Stockholder upon written request to Jordan E. Ritter, Corporate Secretary, Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to Jordan E. Ritter, the Secretary of the Company. To be timely for the Company’s 2014 annual meeting of stockholders, a Stockholder’s notice must be received by the Secretary at the principal executive offices of the Company, no earlier than November 6, 2013 and no later than December 6, 2013.  A Stockholder’s notice shall set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any stockholder associated person (as defined below), including any anticipated benefit to the Stockholder or stockholder associated person; (iii) as to the Stockholder giving the notice, any proposed nominee and any stockholder associated person, (a) the class, series and number of shares of stock of the Company that each of them or any of their affiliates own, the date the shares were acquired and the investment intent of such acquisition and any short interest in Company shares by any such person, (b) the nominee holder for, and number of, Company shares owned beneficially but not of record by such person, (c) whether during the last six months such person has engaged in any hedging, derivative or other transaction with respect to Company shares or any shares of any entity listed in the peer group in the stock performance graph in the Company’s most recent annual report, and (d) any substantial interest of such person in the Company, other than an interest arising from the ownership of Company shares; (iv) as to the Stockholder giving the notice, any stockholder associated person and any proposed nominee, (a) the person’s name and address, (b) the person’s investment strategy or objective and a copy of the prospectus, offering memorandum or similar document provided to investors in such person; and (v) the name and address of any stockholder supporting the proposed nominee or the proposed business.  A “stockholder associated person” of any Stockholder means (i) any person acting in concert with such Stockholder, (ii) any beneficial owner of Company shares owned of record or beneficially by such Stockholder, and (iii) any person that controls, is controlled by, or is under common control with such Stockholder.

The foregoing is a summary of the applicable provisions of the Company’s bylaws and is qualified by reference to the Company’s bylaws, which were filed as Exhibit 3.1 to the Company’s current report on Form 8-K, filed September 22, 2008.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2014 annual meeting of stockholders must be received by the Company not later than December 6, 2013 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC and the New York Stock Exchange initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2012, all Reporting Persons complied with all Section 16(a) filing requirements applicable except that one Form 4 was filed late to report one equity award grant on the same date for each of the following individuals: Mr. Schall, Mr. Dance, Mr. Eudy, Mr. Zimmerman, Mr. Burkart, and Mr. Alexander.

OTHER MATTERS

The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, ESSEX PROPERTY TRUST, INC., 925 EAST MEADOW DRIVE, PALO ALTO, CALIFORNIA 94303, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH. A COPY OF THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE, FREE OF CHARGE, ON OUR WEBSITE, WHICH IS HTTP://WWW.ESSEXPROPERTY TRUST.COM.

By Order of the Board of Directors,

Michael J. Schall

Chief Executive Officer and President
April 5, 2013
Palo Alto, California

APPENDIX A

PROPOSED AMENDMENT TO
ARTICLES OF RESTATEMENT OF ESSEX PROPERTY TRUST, INC.

SIXTH:

**
(c)           Beginning with the 2014 annual meeting of stockholders, directors shall be elected for a term expiring at the next annual meeting of stockholders.  Each director shall hold office until his or her term expires and until his or her successor is duly elected and qualifies, subject to his or her prior death, resignation, retirement, disqualification or removal from office.  ~~At the first annual meeting of stockholders, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible.  One class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995; another class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996; and another class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their successors are duly elected and qualify.  At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and the other directors shall continue in office.~~

~~(1)           The following person shall serve as director until the 1995 annual meeting of stockholders:~~
~~Keith R. Guericke~~
~~(2)           The following person shall serve as director until the 1996 annual meeting of stockholders:~~
~~Michael J. Schall~~
~~(3)           The following persons shall serve as directors until the 1997 annual meeting of stockholders:~~
~~George M. Marcus~~
~~William A. Millichap~~

SEVENTH:

(a)

**
(4)           Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be valid and effective if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except as otherwise specifically provided in the Charter.  The preceding sentence shall not apply to any amendment of paragraph~~s~~ (b) ~~or (c)~~ of Article SIXTH or to Article NINTH or this sentence.

APPENDIX B

ESSEX PROPERTY TRUST, INC.

2013 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

-i-

ESSEX PROPERTY TRUST, INC.

2013 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

1.             Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success and enhance the value of the Company and the Partnership.

2.             Definitions. The following definitions shall apply as used herein and in the individual Award Agreements.  The singular pronoun shall include the plural where the context so indicates.

(a)           “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)           “Award” means the grant of an Option, OP Unit, SAR, Dividend Equivalent Right, Profits Interest, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(e)           “Award Agreement” means either (i) a written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto, or (ii) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in an Award Agreement or then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of a “Cause” definition in an Award Agreement or in a then-effective written agreement, “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h)           “Change in Control” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)           a merger or consolidation in which the Company is not the surviving entity;

(ii)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)         any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control;

(v)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control; or

(vi)        a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existed following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.  The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(i)            “Code” means the Internal Revenue Code of 1986, as amended.

(j)            “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k)           “Common Stock” means the common stock of the Company, $0.001 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Section 10 hereof.

(l)            “Company” means Essex Property Trust, Inc., a Maryland corporation.

(m)          “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director), agent, advisor, or independent contractor who renders services to the Company or any of its Affiliates that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

(n)           “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o)           “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement), subject to any required compliance with Section 409A of the Code. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p)           “Covered Employee” means an Employee who is or could be a “covered employee,” within the meaning of Section 162(m) of the Code.

(q)           “Director” means a member of the Board or the board of directors of any Related Entity.

(r)           “Disability” means, unless otherwise defined in an Award Agreement, as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  Anything to the contrary in the foregoing notwithstanding, for purposes of an Incentive Stock Option, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(s)           “Dividend Equivalent Right” means a right entitling the Grantee to compensation (paid solely in cash) measured by dividends paid with respect to Common Stock.

(t)           “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A of the Code.

Notwithstanding the foregoing, for income tax reporting purposes under federal, state, local or non-US law and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w)          “Full Value Award” means an Award in which the Grantee receives the entire value of the Shares subject to the Award, such as Restricted Stock or Restricted Stock Units where the Grantee is not required to pay an exercise or purchase price for such Award.

(x)           “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(z)            “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)         “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)         “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc)         “OP Unit” means, to the extent authorized by the Partnership Agreement, an interest in the Partnership that is exchangeable or convertible, directly or indirectly, for Shares.

(dd)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)          “Partnership” means Essex Portfolio, L.P., a California limited partnership.

(ff)           “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as the same may be amended, modified or restated from time to time.

(gg)         “Performance-Based Award” means an Award granted pursuant to Section 9 hereof.

(hh)         “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ii)            “Performance Bonus Award” means an Award payable in cash that is granted pursuant to Section 9(e) hereof.

(jj)           “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Grantee for a Performance Period, determined as follows:

(i)           The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, (xix) funds from operation, (xx) same property results, and (xxi) external growth investments, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Grantee.

(ii)           The Administrator may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions, developments or redevelopments; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a property, a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP (or, if applicable, IFRS); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary Change in Controls, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to same property results or non-same property results; or (xv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(kk)         “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Related Entity, the performance of a division or a business unit of the Company or a Related Entity, or the performance of a Grantee.  As further set forth in Section 2(jj)(ii) hereof, the Administrator, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Grantees (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(ll)           “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to, and the payment of, a Performance-Based Award.

(mm)        “Plan” means this 2013 Stock Award and Incentive Compensation Plan.

(nn)         “Profits Interest Unit” means, to the extent authorized by the Partnership Agreement, a unit of or an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, the treasury regulations promulgated thereunder and any published guidance by the Internal Revenue Service.

(oo)         “Related Entity” means any Parent or Subsidiary or Affiliate of the Company.

(pp)         “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(qq)         “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(rr)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ss)          “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock and equal to the excess of the Fair Market Value on the date the SAR is exercised over the exercise or base price as set forth in the applicable Award Agreement.

(tt)           “Securities Act” means the Securities Act of 1933, as amended.

(uu)         “Share” means a share of the Common Stock.

(vv)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Stock Subject to the Plan.

(a)           Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million (1,000,000) Shares, plus any Shares authorized for grants or subject to awards granted under the Company’s 2004 Stock Incentive Plan that are not issued or delivered for any reason; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Full-Value Awards is five-hundred thousand (500,000) Shares; provided further, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is one million (1,000,000) Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock (treasury shares) or Shares purchased on the open market.

(b)           Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, or settled in cash, lapses for any reason, terminates or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan (and shall again be available for the grant of an Award under the Plan).  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan. In addition, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) hereof and shall not be returned to the Plan: (i) Shares covered by an Award which are surrendered in payment of the Award exercise or purchase price or in satisfaction of tax withholding obligations incident to the exercise of an Award; (ii) Shares that are not issued or delivered as a result of the net settlement of an outstanding SAR or Option; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.  To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Related Entity shall not be counted against Shares available for grant pursuant to this Plan.  In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan.  Notwithstanding the provisions of this Section 3(b), no Shares may again be made subject to or issuable under an Award if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4.           Administration of the Plan.

(a)           Plan Administrator.

(i)           Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors of the Company or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)           Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii)         Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)         Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)           Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)           to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)          to determine whether and to what extent Awards are granted hereunder;

(iii)         to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)          to determine the terms and conditions of any Award granted hereunder;

(vi)         to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would materially and adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent except as contemplated in Section 25 hereof;

(vii)        to establish, adopt, or revise any rules and regulations and guidelines for administering the Plan as the Administrator may deem necessary or proper;

(viii)       to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)         to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(x)          to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

All action taken and all interpretations and determination made by the Administrator shall be final and binding upon the Grantees, the Company and all other interested parties.

(c)           Delegation.  To the extent permitted by Applicable Law, the Administrator may delegate to one or more of its members or to one or more officers of the Company or a Related Entity, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individual may have under the Plan.  To the extent permitted by Applicable Law, the Administrator may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Administrator: (a) designate Employees (including any officers of the Company) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, that (i) the Administrator shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Officer or a Covered Employee; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d)           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees, members of the Board and any Officers or Employees to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.             Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company.  Employees, Directors and Consultants who are service providers to an Affiliate may be granted Options and SARs only if the Affiliate qualifies as an “eligible issuer of service recipient stock,” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulation under Section 409A of the Code.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non- U.S. jurisdictions as the Administrator may determine from time to time.

6.             Terms and Conditions of Awards.

(a)           Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, grants, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.  To the extent authorized by the Partnership agreement, the Administrator may also award OP Units or Profits Interest Units to an Employee, Director or Consultant in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that Profits Interest Units may be awarded only to an Employee, a Director or Consultant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee.

(b)           Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c)           Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

(d)           Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)           Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.  Any programs established pursuant to this Section 6(e) in which a Grantee who is subject to U.S. income taxation is eligible to participate shall comply with Section 409A of the Code.

(f)           Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)           Individual Limitations on Awards.

(i)           Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 200,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 100,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(ii)          Individual Limit for Restricted Stock, Restricted Stock Units (and Similar Awards). For awards of Restricted Stock and Restricted Stock Units or other Awards other than Options or SARs that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 150,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Restricted Stock, Restricted Stock Units or other Awards other than Options or SARs for up to an additional 50,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 hereof.

(iii)         Cash Awards.  For Awards that may be paid in cash that are intended to be Performance-Based Compensation, including, without limitation, any Performance Bonus Award, the maximum amount that may be paid in cash to any Grantee in during any calendar year shall be $1,500,000.

(iv)         Cancellation. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Award intended to be Performance-Based Compensation is canceled, the canceled Award shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(v)         Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h)           Term of Award. The term of each Award shall be no more than ten (10) years from the date of grant thereof (excluding any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award). In the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement (excluding any period for which the Grantee has elected to defer the receipt of the Shares issuable pursuant to the Incentive Stock Option).

(i)           Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution and, during the lifetime of the Grantee, to the extent and in the manner determined by the Administrator, subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j)           Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7.            Award Exercise or Purchase Price, Consideration and Taxes.

(a)           Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)           In the case of an Incentive Stock Option:

(A)           granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)           granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)          In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)         In the case of Option or SARs that are intended to qualify as Performance-Based Compensation, the exercise or purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)          In the case of other Awards, such price as is determined by the Administrator.

(vi)         Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 7(a)(v) hereof, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)           Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award and applicable withholding taxes (as further set forth in Section 7(c) hereof) including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)           cash;

(ii)          check;

(iii)         surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)         with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)          promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); provided, however, that no Grantee who is a Director of the Company or an “Officer” shall be permitted to pay the exercise or purchase price of an Award or continue any extension of credit with respect to the exercise or purchase price of an Award with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(vi)         with respect to Options, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Grantee in cash or other form of payment approved by the Administrator;

(vii)         any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)           Taxes.

(i)           Withholding.  The Company or any Related Entity, as appropriate, shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including the Grantee’s employment tax obligations) required by law to be withheld and any employer tax liability shifted to a Grantee with respect to any taxable event concerning a Grantee arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Related Entity, as appropriate, to satisfy withholding obligations for the payment of taxes, including but not limited to selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares.  The Administrator may in its discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld.  To avoid negative accounting treatment, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Grantee of such Award in order to satisfy the Grantee’s U.S. federal, state, local and non-U.S. income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any taxable event concerning the Grantee or such other person arising as a result of this Plan.

(ii)           Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Grantee shall make any disposition of Shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such grantee shall notify the Company of such disposition within ten days thereof.

8.             Exercise of Award.

(a)           Procedure for Exercise; Rights as a Stockholder.

(i)           Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)          An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv) hereof.

(b)           Exercise of Award Following Termination of Continuous Service.

(i)           An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)          Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first; provided, however, that in cases other than where a Grantee’s Continuous Service is terminated for Cause, if the exercise of an Award within the applicable time periods set forth above is prevented as a result of the provisions set forth in Section 9 regarding legal compliance with respect to the issuance of Shares, the Award shall remain exercisable until the later of the last day of the period specified in the Award Agreement and the date that is thirty (30) days after the date the Grantee is no longer prevented from exercising the Award.

(iii)         Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.             Performance-Based Awards for Covered Employees.

(a)           Purpose.  The purpose of this Section 9 is to provide the Administrator the ability to qualify Awards other than Options and SARs as Performance-Based Compensation.  If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article shall control over any contrary provision contained in the Plan; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b)           Applicability.  This Section 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards that are intended to qualify as Performance-Based Compensation.  The designation of a Covered Employee as a Grantee for a Performance Period shall not in any manner entitle the Grantee to receive an Award for the period.  Moreover, designation of a Covered Employee as a Grantee for a particular Performance Period shall not require designation of such Covered Employee as a Grantee in any subsequent Performance Period and designation of one Covered Employee as a Grantee shall not require designation of any other Covered Employees as a Grantee in such period or in any other period.

(c)           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under this Section 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Grantee shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(e)           Performance Bonus Awards.  Any Covered Employee selected by the Administrator may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.

10.           Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, combination or reclassification of the Shares, or similar transaction affecting the Shares (including, but not limited to, a change in the Shares or the capitalization of the Company), (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to the Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.  Any adjustments to Awards shall be prescribed in a form that meets the requirements of Section 409A and 422 or the Code, and in the case of Awards made to Covered Employees, Section 162(m) of the Code, in each case, to the extent applicable.

11.           Change in Control.

(a)           Treatment of Outstanding Awards. In the event of a Change in Control, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or to facilitate the Change in Control:

(i)           To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Grantee’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of a Change in Control the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)          To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)         To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the per Share exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement, and in any event in compliance with Section 409A of the Code; and

(v)         To provide that the Award cannot vest, be exercised or become payable after such event.

(b)           Acceleration of Award in Connection with a Change in Control. Notwithstanding Section 11(a) hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, if a Change in Control occurs and a Grantee’s Awards are not converted, assumed, or replaced by a successor entity or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable and, in connection with such Change in Control, all such Awards shall terminate and cease to be outstanding; provided, however, that unless the terms of the Award Agreement specify another time of payment that complies with Section 409A of the Code, any amount that becomes payable in connection with the vesting acceleration contemplated under this Section 11(b) of an Award that is subject to Section 409A of the Code shall be paid upon vesting to the extent the Change in Control is a “change in control event” within the meaning of Section 409A of the Code and if the Change in Control does not so qualify, the Award shall be paid on the next earliest payment or distribution event specified in the Award Agreement that is permissible under Section 409A of the Code.  In addition, where Awards are converted, assumed, or replaced after a Change in Control, the Administrator may provide that the one or more Awards shall become fully exercisable, fully vested and all forfeiture restrictions on such Awards shall lapse, as applicable, upon the termination of the Grantee’s employment or service within a designated period following the effective date of such Change in Control.  Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, but not limited to, the date of such Change in Control, and shall give each Grantee the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.  Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Grantee, to the extent that there are tax consequences to the Grantee as a result of the acceleration or lapsing of forfeiture restrictions upon a Change in Control, the Grantee shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or a Related Entity.

(c)           Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non- Qualified Stock Options.

12.           Effective Date and Term of Plan. The Plan shall become effective on June 1, 2013, subject to approval by the stockholders of the Company prior to such date. It shall continue in effect for a term of ten (10) years unless sooner terminated, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the date the Plan is approved by the stockholders of the Company.  Any Awards that are outstanding on the date that the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.  Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.           Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend, suspend or terminate the Plan; provided, however, that (i) no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, and (ii) stockholder approval shall be required for any amendment to the Plan that (A) increases the number of Shares available under the Plan (other than any adjustment as provided by Section 10), or (B) permits the Administrator to extend the exercise period for an Option or SAR beyond ten years from the date of grant, except as provided in Section 8(b)(ii) hereof.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company,

(1)           No Option or SAR may be amended to reduce the per share exercise price of the Shares subject to such Option or SAR below the per share exercise price as of the date the Option is granted and,

(2)           Except as permitted by Section 11 hereof, and at any time when the then-current Fair Market Value of a Share is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for:

(a)           cash,

(b)           an Option or SAR having a per share exercise price that is less than the Fair Market Value of a Share on the date that the original Option or SAR was granted, or

(c)           or any other Award.

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)           No suspension or termination of the Plan (including termination of the Plan under Section 12 hereof) shall adversely affect any rights under Awards already granted to a Grantee.

14.           Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.           No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.           Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18.           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

19.           No Rights to Awards.  No person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat eligible individuals, Grantees or any other persons uniformly.

20.           No Stockholders Rights.  Except as otherwise provided herein, a Grantee shall have none of the rights of a stockholder with respect to Shares covered by any Award, including to the right to vote or receive dividends, until the Grantee becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of an Award.

21.           Fractional Shares.  No fractional Shares shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

22.           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Grantee who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

23.           Government and Other Regulations.  The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States including the regulations of any stock exchange on which the Company’s securities may then be listed, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable.  Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.  The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.  The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares issued pursuant to the Plan.  If the Shares issued pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

24.           Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflict of laws of that State.

25.           Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  It is intended that Awards will be exempt from or will comply with Section 409A of the Code and the Treasury Regulations, and the Plan and Award Agreements shall be interpreted, operated and administered in a manner consistent with these intentions.  Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Grantee, that the Administrator determines are necessary or appropriate to exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or  comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical.  This Section 25 does not create an obligation on the part of the Company to modify the terms of the Plan or an Award Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A.  Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Related Entity based on matters covered by Code Section 409A, including the tax treatment of any Awards, and neither the Company nor any Related Entity will have any liability under any circumstances to the Grantee or any other party if the Award that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

APPENDIX C

ESSEX PROPERTY TRUST, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

-i-

ESSEX PROPERTY TRUST, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

1.           Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(j) below). The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.           Definitions.

(a)           “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change in Control” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)           a merger or consolidation in which the Company is not the surviving entity;

(ii)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)         any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control;

(v)          acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change in Control; or

(vi)         a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existed following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.  The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e)           “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)           “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g)           “Common Stock” means the common stock of the Company, $0.0001 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Section 19 hereof.

(h)           “Company” means Essex Property Trust, Inc., a Maryland corporation, or any successor thereto.

(i)           “Compensation” means an Eligible Employee’s base straight time gross earnings, commissions, payments for overtime and shift premium, incentive compensation, bonuses, and other similar compensation provided to Participant pursuant to normal payroll practices. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(j)           “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(k)           “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(l)           “Designated Subsidiary” means any Subsidiary that has been designated as eligible to participate in the Plan. The Administrator in its sole discretion determines the Subsidiaries that are eligible to participate in the Plan. Unless determined otherwise by the Administrator in its sole discretion, all Subsidiaries will be deemed Designated Subsidiaries.

(m)           “Director” means a member of the Board.

(n)           “Eligible Employee” means any individual who is a common law employee of the Company or a Designated Subsidiary and has completed at least ninety (90) days of service since his or her last hire date.

(i)           For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(ii)          The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (1) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (4) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (5) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(iii)         Notwithstanding anything to the contrary, to the extent the Company seeks non-compensatory accounting treatment for an Offering under FAS 123(R), the eligibility requirements shall be applied in a manner so as not to exclude any employee in a manner that would preclude the Offering from receiving non-compensatory accounting treatment.

(o)           “Employer” means the employer of the applicable Eligible Employee(s).

(p)           “Enrollment Date” means the first Trading Day of each Offering Period.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)           “Exercise Date” means the last Trading Day of each Offering Period.

(s)           “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t)           “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(u)           “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(v)           “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on January 1 and/or July 1 of each year or such other date at the Committee shall designate.  The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(w)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)           “Participant” means an Eligible Employee that participates in the Plan.

(y)           “Plan” means this Essex Property Trust, Inc. 2013 Employee Stock Purchase Plan.

(z)           “Purchase Price” means a per share amount to be paid by a Participant to purchase the shares of Common Stock on the Exercise Date.  Such Purchase Price shall be established by the Committee for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Enrollment Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date for the relevant Offering Period.  Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 14 or Section 20 hereof, and subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule).  Notwithstanding the foregoing, in the event the Company seeks non-compensatory accounting treatment for an Offering under FAS 123(R), the Purchase Price shall be not less than (x) 95% of the Fair Market Value of a Share on the Exercise Date or (y) a discount from the Fair Market Value  that does not exceed the per-Share amount of share issuance costs that would have been incurred to raise a significant amount of capital by a public offering.

(aa)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb)           “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(cc)           “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.           Eligibility.

(a)           Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)           Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(c)           Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code.

4.           Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Administrator will determine.  The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter. No Offering Period may have a duration of longer than twenty-seven (27) months.

5.           Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6.           Contributions.

(a)           At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount to be established by the Committee for each Offering Period and shall not exceed fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period, provided that payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)           Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)           All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d)           A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)           Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g)           At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.           Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 2,500 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.           Exercise of Option.

(a)           Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)           If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.           Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.         Withdrawal.

(a)           A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid (without interest as set forth in Section 12 below) to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)           Notwithstanding anything to the contrary in Section 10(a), in the event the Company seeks non-compensatory accounting treatment for an Offering under FAS 123(R), the Company shall limit withdrawals by Participants to the extent necessary to permit the Offering to be receive non-compensatory accounting treatment.

(c)           A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.        Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

12.        Interest. No interest will accrue on the Contributions of a Participant, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, any interest shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.        Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 500,000 shares of Common Stock.

(b)           Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)           Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.        Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements and withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.        Designation of Beneficiary.

(a)           If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash in the Participant’s account and shares of Common Stock, if any, from the Participant’s account under the Plan (in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares). The Administrator may require spousal consent with respect to a Participant who is married that designates a beneficiary who is not his or her spouse, in order for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such cash and/or shares to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash and/or shares to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)           All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.        Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.        Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.        Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.        Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)           Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)           Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.        Amendment or Termination.

(a)           The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)           Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)           In the event that the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(i)      altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase price; or

(ii)     shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

21.        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.        Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.        Non-Compensatory Accounting Treatment.  Notwithstanding any provision in the Plan to the contrary, prior to the commencement of an Offering, the Committee may elect to impose such terms and conditions under an Offering as the Committee may deem necessary to ensure that the terms of an Offering comply with the requirements under FAS 123(R) applicable to employee stock purchase plan offerings intended to receive non-compensatory accounting treatment.

24.        Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

25.        Term of Plan. The Plan will become effective upon its approval by the stockholders of the Company.  Unless sooner terminated by the Board in accordance with Section 20 hereof, the Plan shall terminate on the earlier to occur of (a) the date on which all Shares available for issuance under the Plan shall have been sold pursuant to options granted under the Plan or (b) the date on which all options are exercised in connection with a dissolution or liquidation pursuant to Section 19(b) hereof or a merger or Change of Control pursuant to Section 19(c) hereof.  No further options shall be granted or exercised, and no further payroll deductions or contributions shall be collected under the Plan following such termination.

26.        Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

27.        Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland (except its choice-of-law provisions).

28.        Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

COMPUTERSHARE 655 MONTGOMERY STREET SUITE 830 SAN FRANCISCO, CA 94111
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55098-P33031	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESSEX PROPERTY TRUST, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
1.	Election of three directors to serve until the 2016 Annual Meeting of Stockholders, or the 2014 Annual Meeting of Stockholders if Proposal No. 2 is approved:	☐	☐	☐

Nominees:
01) Keith R. Guericke
02) Issie N. Rabinovitch
03) Thomas E. Randlett

	The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:	For	Against	Abstain

2.	Amendment of our charter to eliminate classification of the board of directors and elect directors annually.	☐	☐	☐

3.	Approval of the 2013 Stock Award and Incentive Compensation Plan.	☐	☐	☐

4.	Approval of the 2013 Employee Stock Purchase Plan.	☐	☐	☐

5.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.	☐	☐	☐

6.	An advisory vote on executive compensation.	☐	☐	☐

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M55099-P33031

ESSEX PROPERTY TRUST, INC.
925 EAST MEADOW DRIVE, PALO ALTO, CALIFORNIA 94303
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 14, 2013

Keith R. Guericke and Michael J. Schall (the "Proxyholders"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Essex Property Trust, Inc. to be held on Tuesday, May 14, 2013 at 1:00 p.m., Pacific Time at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, and any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all director nominees and FOR proposals 2, 3, 4, 5 and 6. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date the reverse side. You need not mark any boxes.

Continued and to be signed on reverse side